EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT



                                  By and Among

                            Infowave Software, Inc.,
                                 Telispark, Inc.
                                       and
                    The Sellers Named in the First Paragraph


                                      dated
                                 January 7, 2004










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                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January 7, 2004, by and among Infowave Software, Inc., a corporation organized under the laws of Canada ("Buyer"), Deloitte Consulting L.P., a Delaware limited partnership ("Deloitte Consulting"), Randall Brouckman, an individual resident of the state of Virginia, John Cleary, an individual resident of the state of Virginia, Gary Avery, an individual resident of the state of Virginia, Abraham Reifer, an individual resident of the state of Maryland (each a "Seller" and collectively, the "Sellers"), and Telispark, Inc., a Delaware corporation (the "Company").

                                    Recitals

     WHEREAS, Sellers own all of the outstanding capital stock of the Company.

     WHEREAS, Sellers desire to sell, and Buyer desires to buy, all of the outstanding capital stock of the Company and to otherwise retire all other outstanding equity interests of the Company on the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, Sellers will be responsible for the cancellation, payment or contribution to capital of all amounts outstanding, including all accrued interest, under the Amended and Restated Senior Convertible Line of Credit Promissory Note, dated December 22, 2003 (the "Deloitte Note"), issued by the Company to Deloitte Consulting.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 I. Definitions

     "Agreement" has the meaning set forth in the first paragraph of this Agreement.

     "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act.

     "Amended Employment Agreements" means the employment agreements between the Company and each of Randall Brouckman, Gary Avery, Abraham Reifer, Andrea Fezuk, Lance Devin and Tod Weber.

     "Amendments to Employment Agreements" means the amendments to the employment agreements between the Company and Randall Brouckman, Gary Avery, Abraham Reifer, Andrea Fezuk, Lance Devin and Tod Weber, dated as of January 7, 2004.

     "Annual Financial Statements" has the meaning set forth in Section 4.6.

     "Assumable Option" means an outstanding option to purchase Company Common Stock issued pursuant to the Telispark, Inc. 2000 Stock Option Plan with an exercise price of US$0.11 or less, whether or not currently exercisable.

     "Basket Amount" has the meaning set forth in Section 10.1(c).

     "Business Software" has the meaning set forth in Section 6.8.

     "Buyer" has the meaning set forth in the first paragraph of this Agreement.

     "Buyer Common Stock" has the meaning set forth in Section 2.2.

     "Buyer Common Stock Price" means the volume weighted average price of Buyer Common Stock on the TSX for the twenty trading days ending on the second trading day immediately preceding the date of this Agreement as converted into US dollars using the noon exchange rate in Toronto on the second trading day immediately preceding the date of this Agreement as reported by the Bank of Canada.

     "Buyer Losses" has the meaning set forth in Section 10.1(a).

     "Buyer Option" has the meaning set forth in Section 2.3.

     "Buyer Securities Filings" has the meaning set forth in Section 5.8(a).

     "Canaccord" has the meaning set forth in Section 7.15.

     "Canadian Securities Law" means, collectively, to the extent applicable to Buyer, the securities laws of each of the provinces of Canada, together with the rules and regulations promulgated thereunder and the rules and regulations of the TSX.

     "Cash Value Purchase Price" means US$8,400,000.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Circular" means the notice of Special Meeting and accompanying management information circular of Buyer, including all appendices thereto, to be sent to Buyer's shareholders in connection with the Special Meeting.

     "Closing Expenses" means the expenses incurred by the Company prior to the First Tranche Closing Date in connection with this Agreement, including, but not limited to, the Company's 2002 audit, legal fees, accounting fees, any and all success bonuses earned in connection with this Agreement, and directors and officers insurance for exiting officers and directors.

     "Company" has the meaning set forth in the recitals of this Agreement.

     "Company Common Stock" has the meaning set forth in Section 2.1.

     "Company Common Stock Price" means (i) the Cash Value Purchase Price, divided by (ii) the number of outstanding shares of Company Common Stock.

     "Company Options" has the meaning set forth in Section 4.4(b).

     "Company Plan" means every Plan that is maintained or contributed to by the Company or any Subsidiary.



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

     "Confidential Information" has the meaning set forth in Section 6.7(a).

     "Consent" means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

     "Contributed Shares" has the meaning set forth in Section 2.9.

     "Contract"   means   a   contract,   agreement,   commitment   or   binding
understanding, whether oral or written, that is in effect as of the date of this Agreement.

     "Conversion Ratio" means the Buyer Common Stock Price divided by the Company Common Stock Price.

     "Deloitte Consulting" has the meaning set forth in the first paragraph of this Agreement.

     "Deloitte Contribution Agreement" means the contribution agreement, dated the date of this Agreement, between Deloitte Consulting and the Company.

     "Deloitte Indemnification Agreement" means the indemnification agreement dated the date hereof by and between Buyer and Deloitte Consulting.

     "Disclosure Schedule" means (i) with respect to Article III, the schedule delivered by Sellers to Buyer on or prior to the date of this Agreement and (ii) with respect to any other Article of this Agreement, the schedule delivered by the Company to Buyer prior to the date of this Agreement.

     "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, but excluding those imposed in connection with the sale of services in the Ordinary Course of Business and payables due in the Ordinary Course of Business which have been outstanding for less than 90 days.

     "Environmental Laws" has the meaning set forth in Section 4.18(a)(i).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

     "Excess Shares" has the meaning set forth in Section 2.9.

     "Executive Employee" means the following employees Randall Brouckman, Gary Avery, Abraham Reifer, Candy Fezuk and Lance Devin.

     "ERISA Affiliate Plan" means every Plan for which the Company or any Subsidiary is or may be financially liable as a result of the direct sponsor's affiliation with the Company, its Subsidiaries or the Company's shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by the Company or any Subsidiary) for the benefit of its employees or former employees.



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


     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "First Tranche Closing" has the meaning set forth in Section 2.6(a).

     "First Tranche Closing Date" has the meaning set forth in Section 2.6(a).

     "First Tranche Purchase Price" means the number of shares of Buyer Common Stock issued by Buyer at the First Tranche Closing pursuant to Sections 2.1, 2.2 and 2.4.

     "First Tranche Shares" has the meaning set forth in Section 2.1.

     "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

     "Governmental Authorization" means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

     "Governmental Entity" means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any national or foreign securities exchange.

     "Governmental Order" means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

     "Hazardous Materials" has the meaning set forth in Section 4.18(a).

     "Indemnified Party" means, as applicable, each of the Buyer, any Seller, the Company or its Subsidiaries (including their respective officers, directors, partners, principals, employees, agents and stockholders) for which indemnification is available under Article X.

     "Indemnified Taxes" has the meaning set forth in Section 10.3(e).

     "Indemnifying Party" means, as applicable, the Buyer or any Seller that may be obligated to provide indemnification to an Indemnified Party under Article X.

     "INS" has the meaning set forth in Section 4.20(c).

     "Insider" means (i) a shareholder, officer, director or employee of the Company or any Subsidiary, (ii) any Member of the Immediate Family of any shareholder, officer, director or employee of the Company or any Subsidiary or
(iii) any entity in which any of the persons described in clause (i) or (ii) owns any beneficial interest (other than less than one percent of the stock of any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).



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


     "Intellectual Property" means all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, Software, mask works, trade secrets, know-how and other intellectual property rights.

     "Intellectual  Property  Rights"  means  (i)  rights  in  patents,   patent
applications and patentable subject matter, whether or not the subject of an application, (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectable designs, registered or unregistered,
(iv) trade secrets, (v) rights in Internet domain names, uniform resource locators and e-mail addresses, (vi) rights in semiconductor topographies (mask works), registered or unregistered, (vii) know-how and (viii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge," when used with respect to (i) the Company, means the actual knowledge of any officer of the Company and (ii) Buyer means the actual knowledge of any officer of the Buyer.

     "Last Fiscal Year End" has the meaning set forth in Section 4.6.

     "Latest Balance Sheet" has the meaning set forth in Section 4.6.

     "Latest Financial Statements" has the meaning set forth in Section 4.6.

     "Law" means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

     "Leased Real Property" has the meaning set forth in Section 4.10(b).

     "Licensed-In Intellectual Property Rights" means Third-Party Intellectual Property Rights used or held for use by Company or any Subsidiary with the permission of the owner.

     "Line of Credit Agreement" means the agreement, dated as of January 7, 2004, between Buyer and Gerald Trooien, as lender, providing for an irrevocable demand line of credit in the amount of US$3,000,000 in favor of Buyer.

     "Litigation" means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

     "Loss" means any complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys' fees and expenses.



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


     "Material Adverse Effect" means any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, is reasonably likely to have, a material adverse effect on the business, assets, properties, condition (financial or otherwise), or results of operations of the Company or any Subsidiary or Buyer as the case may be; excluding the effects of changes to the extent arising from or related to (i) the United States or global economy or capital markets generally, (ii) general changes in conditions and in the industries in which the Company or Buyer, as the case may be, conducts business (including as a result of acts of war or terrorism or other hostilities or threat of war or terrorism) or (iii) this Agreement or the transactions contemplated hereby.

     "Material Contracts" has the meaning set forth in Section 4.14(a).

     "Member of the Immediate Family" of a Person means a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, and brother- or sister-in-law of such Person.

     "Net Working Capital" of the Company means the total current assets of the Company less the total current liabilities of the Company (excluding obligations of the Company under the Office Lease), on a consolidated basis in accordance with GAAP.

     "Non-Assumable Option" means any option to purchase Company Common Stock or any security convertible into Company Common Stock other than the Assumable Options.

     "Noncompete Period" has the meaning set forth in Section 6.8.

     "Office Lease" means the Lease Agreement, dated as of December 7, 2000, between the Company and OTR, nominee of the State Teachers Retirement System of Ohio, as the lessor, as amended April 27, 2001.

     "Office Space" has the meaning set forth in Section 6.10.

     "Off-the-Shelf   Software"  means  Software  that  is  widely  commercially available.

     "Ordinary Course of Business" means with respect to any Person the ordinary course of business of such Person consistent with past custom and practice (including with respect to quantity and frequency) as it has been conducted since the Last Fiscal Year End.

     "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

     "Owned Intellectual Property Rights" means Intellectual Property Rights owned by the Company or any Subsidiary.



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

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

     "Plan" means every plan, fund, contract, program and arrangement (whether written or not) for the benefit of present or former employees, including those intended to provide (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA) or (iii) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA), (w) that is maintained or contributed to by the Company or any Subsidiary, (x) that the Company or any Subsidiary has committed to implement, establish, adopt or contribute to in the future, (y) for which the Company or any Subsidiary is or may be financially liable as a result of the direct sponsor's affiliation with the Company, its Subsidiaries or the Company's shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by the Company or any Subsidiary for the benefit of its employees or former employees) or (z) for or with respect to which the Company or any Subsidiary is or may become liable under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment Law or agreement with a predecessor employer. Plan does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement and for which neither the Company nor any Subsidiary has any present or potential liability.

     "Process Agent" has the meaning set forth in Section 11.14.

     "Property" has the meaning set forth in Section 4.18(a).

     "Real Property" has the meaning set forth in Section 4.10(b).

     "Registered Intellectual Property Rights" means Intellectual Property Rights that are the subject of a pending application or an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights.

     "Remedies Exception," when used with respect to any Person, means performance of such Person's obligations except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     "Required Consents" has the meaning set forth in Section 6.3.

     "Restricted Stock Agreements" means the restricted stock agreements, dated the date of this Agreement, among the Company and Buyer and each of the Restricted Stock Recipients, respectively.



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     "Restricted Stock Recipients" means Randall Brouckman,  Gary Avery, Abraham
Reifer, Lance Devin, Andrea Fezuk and Tod Weber.

     "Returns" means all returns, declarations, reports, estimates, information returns and statements pertaining to any Taxes.

     "SEC" means the United States Securities and Exchange Commission.

     "Second Tranche Closing" has the meaning set forth in Section 2.6(b).

     "Second Tranche Closing Date" has the meaning set forth in Section 2.6(b).

     "Second Tranche Purchase Price" means the number of shares of Buyer Common Stock issued by Buyer at the Second Tranche Closing pursuant to Sections 2.1, 2.2, 2.4 and 2.5.

     "Second Tranche Shares" has the meaning set forth in Section 2.1.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Sellers" has the meaning set forth in the first paragraph of this Agreement.

     "Seller Losses" has the meaning set forth in Section 10.2(a).

     "Seller's pro rata share" or "Seller's pro rata portion" means, as to any Seller, a fraction, the numerator of which is the number of shares of Company Common Stock held by such Seller prior to the First Tranche Closing Date, and the denominator of which is the aggregate outstanding number of shares of Company Common Stock.

     "Shares" means, collectively, the First Tranche Shares and the Second Tranche Shares.

     "Software" means computer programs or data in computerized form, whether in object code, source code or other form.

     "Special Meeting" means the special meeting of Buyer's shareholders to be called and held to consider the transactions contemplated by this Agreement.

     "Subsidiary" of a Person in which another Person owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person. When used without reference to a particular entity, "Subsidiary" means a Subsidiary of the Company.

     "Tax Affiliate" means each of the Company and the Subsidiaries and any other Person that is or was a member of an affiliated, combined or unitary group of which the Company or any Subsidiary is or was a member.

     "Tax Contest" has the meaning set forth in Section 10.3(e).



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     "Tax"  or  "Taxes"  means  all  taxes,  charges,   fees,  levies  or  other
assessments imposed by any Governmental Entity upon the Company or any Tax Affiliate, including all net income, gross income, gross receipts, sales, use,
ad  valorem,  transfer,  franchise,  profits,  license,  withholding,   payroll,
employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, and all interest, penalties on, and additions to tax or additional amounts imposed in connection with the foregoing amounts.

     "Third Party Action" has the meaning set forth in Section 10.3(a).

     "Third-Party Intellectual Property Rights" means Intellectual Property Rights in which a Person other than the Company or a Subsidiary has any ownership interest (including any Seller).

     "Third Party Sale" has the meaning set forth in Section 7.11.

     "Treasury Regulations" means the rules and regulations under the Code.

     "TSX" means the Toronto Stock Exchange.

     "Work Permits" has the meaning set forth in Section 4.20(c).


                  II. Purchase and Sale of Shares and Closings

     2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, all of the issued and outstanding shares of common stock, par value US$0.0001 per share, of the Company ("Company Common Stock"). The number of shares of Company Common Stock (the "First Tranche Shares"), to be purchased on the First Tranche Closing Date on a pro-rata basis, in accordance with
Section 2.2, shall equal the product of (i) 36,944,127 shares of Buyer Common Stock (as defined below), which shall include the number of shares of Buyer Common Stock issued in connection with the Assumable Options, and (ii) the Conversion Ratio. Subject to the terms of this Agreement, the remaining shares of Company Common Stock (the "Second Tranche Shares") will be purchased by Buyer from Sellers on a pro-rata basis, in accordance with Section 2.2, on the Second Tranche Closing Date. Each Seller waives any co-sale rights, rights of first refusal or similar rights that such Seller may have relating to Buyer's purchase of the Company Common Stock, whether conferred by the Company's Organizational Documents, by Contract or otherwise.

     2.2 Purchase Price. Subject to Sections 2.4 and 2.5, the aggregate consideration to be issued in exchange for the Company Common Stock is that number of common shares of Buyer ("Buyer Common Stock") rounded to the nearest whole share having an aggregate value, based on the Buyer Common Stock Price, equal to the Cash Value Purchase Price. Subject to Section 2.4 and 2.5,



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

each share of Company Common Stock shall be exchanged for such portion of one share of Buyer Common Stock equal to the quotient of one share of Buyer Common Stock divided by the Conversion Ratio. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof, such fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by any such holder) will be rounded up to the next whole share of Buyer Common Stock.

     2.3 Company Options. As of the First Tranche Closing Date, each Assumable Option will be assumed by Buyer and converted into an option (each, a "Buyer Option") to purchase, on substantially the same terms and conditions as such Company Option, the number of shares of Buyer Common Stock equal to the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the First Tranche Closing Date divided by the Conversion Ratio (rounded to the nearest whole number of shares of Buyer Common Stock), at a per share exercise price equal to the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the First Tranche Closing Date multiplied by the Conversion Ratio (rounded to the nearest whole cent). Furthermore, each Assumable Option shall continue vesting in accordance with the terms of the Company Option from which it was converted. In the case of any Company Option to which Section 421 of the Code applies by reason of Section 422 of the Code, the option exercise price, the number of shares of Buyer Common Stock purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in order to comply with Section 424(a) of the Code. Buyer will reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Buyer Options.

     2.4 Adjustment of Cash Value Purchase Price. At least two days prior to the First Tranche Closing Date, Sellers will deliver to Buyer an estimated consolidated balance sheet (the "Estimated Consolidated Balance Sheet") for the Company and the Subsidiaries as of the close of business on the First Tranche Closing Date (as determined on a pro forma basis as though the transactions contemplated by this Agreement had not occurred and prepared on a basis consistent with the preparation of the Latest Financial Statements). The Estimated Closing Balance Sheet shall reflect the payment of Closing Expenses and accrued liability for 50% of the estimated expenses related to the audit for the 2003 financial statements and review of the 2003 quarterly financials. The Estimated Closing Date Balance Sheet will include a determination of the Net Working Capital of the Company and the Subsidiaries as of the close of business on the First Tranche Closing Date. If the Net Working Capital of the Company shown on the Estimated Closing Date Balance Sheet is less than negative US$50,000, the Cash Value Purchase Price will be decreased in an amount equal to the amount by which the Net Working Capital of the Company reflected on the Estimated Closing Date Balance Sheet is less than zero.

     2.5 Second Tranche Price Protection. If, on the Second Tranche Closing Date, the volume weighted average price of Buyer Common Stock on the TSX for the twenty (20) days ending on the second trading day immediately preceding the Second Tranche Closing Date (the "Second Tranche Stock Price") is lower than the Buyer Common Stock Price, then solely for purposes of calculating the Conversion Ratio for the purposes of calculating the Second Tranche Stock Price, the Buyer Common Stock Price shall be deemed to be the higher of (i) the Second Tranche Stock Price or (ii) the product of the Buyer Common Stock Price, without adjustment pursuant to this Section 2.5, multiplied by 0.84.

     2.6 Closings.

     (a) The closing of the purchase of the First Tranche Shares (the "First Tranche Closing") will take place at the offices of Dorsey & Whitney LLP at Suite 400 South, 1001 Pennsylvania Ave. NW, Washington, D.C., at 9:00 a.m. EST on January 7, 2004 (the "First Tranche Closing Date") or at such other place and on such other date as may be mutually agreed by Buyer and Sellers, in which case "First Tranche Closing Date" means the date so agreed. The First Tranche Closing will be effective as of the close of business on the First Tranche Closing Date.

     (b) The closing of the purchase of the Second Tranche Shares (the "Second Tranche Closing") will take place at the offices of Dorsey & Whitney LLP at Suite 400 South, 1001 Pennsylvania Ave. NW, Washington, D.C., at 9:00 a.m. EST no later than three (3) Business Days after Buyer has conducted the Special Meeting. The Second Tranche Closing will be effective as of the close of business on the Second Tranche Closing Date.

     (c) Immediately prior to the First Tranche Closing, the Company will cause all Non-Assumable Options to be canceled.

     (d) Subject to the conditions set forth in this Agreement, on the First Tranche Closing Date:

          (i)  Sellers and the Company will deliver to Buyer:

               (A) certificates representing all of the First Tranche Shares, free and clear of all Encumbrances other than any Encumbrance created in favor of Buyer pursuant to this Agreement or otherwise, duly endorsed or accompanied by duly executed stock powers;

               (B) a certificate of each Seller dated the First Tranche Closing Date stating that the conditions set forth in subsections (a), (b) and
          (g) of Section 8.1 have been satisfied;

               (C) a certificate of the Company dated the First Tranche Closing Date stating that the conditions set forth in subsections (a), (b) and
          (g) of Section 8.1 have been satisfied;

               (D) a copy of the resignations of the members of board of directors of the Company;

               (E) evidence of cancellation by the Company as of or immediately following the First Tranche Closing of all outstanding Non-Assumable Options;

               (F) evidence satisfactory to Buyer that all amounts outstanding under the Deloitte Note have been contributed to the capital of the Company and the Deloitte Note terminated;

               (G) the minute books, stock or equity records, corporate seal and other materials related to the corporate administration of the Company or any Subsidiary;

               (H) a fully executed assignment of the Office Lease, executed by the Company and Deloitte Consulting or its affiliates;

               (I) statements of non-foreign status for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(b)(2) executed by each Seller;

               (J) duly executed copies of all Required Consents;

               (K) an  executed  copy  of  the   Amendment  to  the  Maintenance
          Agreement between the Company and Nextel;

               (L) an executed copy of the Deloitte Contribution Agreement;

               (M) executed copies of the Restricted Stock Agreements executed by the Company and each of the Restricted Stock Recipients;

               (N) an executed copy of the Deloitte Indemnification Agreement;

               (O) executed  copies of the Amendments to Employment  Agreements;
          and

               (P) such other certificates, documents and instruments that Buyer reasonably requests for the purpose of facilitating the consummation of the transactions contemplated by this Agreement.

          (ii) Buyer will deliver to Sellers:

               (A) the First Tranche Purchase Price (allocated among Sellers in accordance with Exhibit A);

               (B) a certificate of Buyer dated the First Tranche Closing Date stating that the conditions set forth in subsections (a), (b) and (f) of Section 8.2 have been satisfied;

               (C) a copy of the Line of Credit Agreement duly executed by Buyer and Gerald Trooien, as lender, subject only to approval by a majority, or such higher threshold as required by applicable Laws or the TSX, of the shareholders of Buyer;

               (D) duly executed copies of the Restricted Stock Agreements executed by Buyer;

               (E) a copy of the text of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement, including the issuance of Buyer Common Stock, certified by an appropriate officer of Buyer;

               (F) duly executed copies of irrevocable proxies of the directors and officers of Buyer who hold shares of Buyer Common Stock, Gerald Trooien, and entities controlled by Gerald Trooien, approving the transactions contemplated herein;

               (G) an opinion of U.S. counsel to Buyer with respect to the U.S. securities laws, in form and substance reasonably satisfactory to Sellers; and

               (H) an opinion  of  Canadian  counsel  to Buyer  with  respect to
          Canadian   securities   laws,   in  form  and   substance   reasonably
          satisfactory to Sellers.

     (e) On the Second Tranche Closing Date:

          (i) Sellers will deliver to Buyer:

               (A) certificates representing all of the Second Tranche Shares, free and clear of all Encumbrances other than any Encumbrance created in favor of Buyer pursuant to this Agreement or otherwise, duly endorsed or accompanied by duly executed stock powers;

               (B) a certificate of Sellers dated the Second Tranche Closing Date stating that the conditions set forth in subsections (a) through
          (c) of Section 8.3 have been satisfied; and

               (C) statements of non-foreign status for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(b)(2) executed by each Seller.

     All actions to be taken by either party in connection with the consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to the other party.

          (ii) Buyer will deliver to Sellers:

               (A) the Second Tranche Purchase Price allocated among Sellers in accordance with Exhibit B;

               (B) a certificate of Buyer dated the Second Tranche Closing Date stating that the conditions set forth in subsections (a) through (c) of Section 8.4 have been satisfied; and

               (D) a copy of the text of the resolutions adopted by the shareholders of Buyer authorizing the execution, delivery and performance of this Agreement, including the issuance of Buyer Common Stock and approving the Line of Credit Agreement, certified by an appropriate officer of Buyer.

     (f) All items delivered by the parties at the First Tranche Closing and the Second Tranche Closing, respectively, will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

     2.7 Restricted Stock. Immediately after the First Tranche Closing, Deloitte Consulting will contribute 4,429,863 shares of Company Common Stock to the capital of the Company pursuant to the Deloitte Contribution Agreement. Immediately thereafter, the Company will issue 4,429,863 shares of Company Common Stock to the Restricted Stock Recipients as set forth on Exhibit C, subject to the Restricted Stock Agreements. As of the Second Tranche Closing Date, Buyer will assume all rights and obligations of the Company under the Restricted Stock Agreements.

     2.8 Buyer Common Stock.

     (a) Upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing shares of Buyer Common Stock, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BUYER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO BUYER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, WITH RESPECT TO SUBSECTION (C) OR (D), THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO BUYER AN OPINION OF COUNSEL, OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO BUYER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT BUYER IS A "FOREIGN ISSUER" WITHIN

          THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND BUYER, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.

               (i) if the shares of Buyer Common Stock are being sold under section (B) of the foregoing legend, and provided that Buyer is a "foreign issuer" within the meaning of Regulation S at the time of sale, any such legend may be removed without an opinion of counsel by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent in a form attached as Exhibit D (or as Buyer may reasonably prescribe from time to time); and

               (ii) if the shares of Buyer Common Stock are being sold under section (C) of the foregoing legend, the legend may be removed by delivery to Computershare Trust Company of Canada and Buyer of an opinion of counsel, of recognized standing reasonably satisfactory to Buyer, that such legend is no longer required under applicable requirements of the Securities Act or state securities laws.

     (b) For purposes of complying with applicable Canadian Securities Laws and Multilateral Instrument 45-102, Resale of Securities, Seller understands and acknowledges that upon the issuance of the shares of Buyer Common Stock, all the certificates representing shares of Buyer Common Stock, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legend:

               "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [INSERT A DATE FOUR MONTHS AFTER THE DATE THE SHARES ARE ISSUED] .

     2.9 Deloitte Consulting Holdings. Buyer and Deloitte Consulting hereby agree that (i) Deloitte Consulting will not own, at any time, twenty percent (20%) or more of the issued and outstanding common shares of Buyer, (ii) Deloitte Consulting will not hold any shares of Buyer for a period of more than five (5) years from the Second Tranche Closing Date, and (iii) Buyer will not appoint any officers or directors that are partners, principals or employees of Deloitte Consulting for a period of five (5) years from the Second Tranche Closing Date. If, at any time up to and including the Second Tranche Closing Date, Deloitte Consulting would hold more than 19.9% of the outstanding shares of Buyer Common Stock (any amount in excess of 19.9% being the "Excess Shares"), any shares of the Company which would be exchanged for the ExcessShares (the "Contributed Shares") shall be contributed to the capital of the Company in order to reduce Deloitte Consulting's holdings to 19.9%. Between the First Tranche Closing Date and the Second Tranche Closing Date Buyer agrees to not purchase any of its outstanding common shares (other than pursuant to option plans or warrants allowing for payment in common shares) or otherwise consolidate its outstanding shares (except for any consolidation that impacts all shareholders equally).

     2.10 Tax Treatment. The parties to this Agreement intend to adopt this Agreement as a "plan of reorganization" and to treat the acquisition of the Company Common Stock pursuant to this Agreement as a tax-deferred reorganization in accordance with the provisions of Section 368(a)(1) of the Code (a "Reorganization") for U.S. federal income tax purposes. However, Buyer makes no representation or warranty to the Company, any Seller or any other holder of Company securities (including, without limitation, stock options or warrants to acquire Company Common Stock) regarding (a) the qualification of the acquisition of the Company Common Stock pursuant to this Agreement as a Reorganization or
(b) the U.S. federal income tax consequences to the Company, any Seller or any such holder of Company securities arising from and relating to (i) this Agreement, (ii) the acquisition of the Company Common Stock pursuant to this Agreement or (iii) any other transaction contemplated by this Agreement. The Company and the Sellers acknowledge that the Company and the Sellers are relying solely and exclusively on their own financial advisors, accountants or tax counsel regarding (a) the qualification of the acquisition of the Company Common Stock pursuant to this Agreement as a Reorganization and (b) the U.S. federal income tax consequences to the Company and the Sellers arising from and relating to (i) this Agreement, (ii) the acquisition of the Company Common Stock pursuant to this Agreement and (iii) any other transaction contemplated by this Agreement.

                 III. Representations and Warranties of Sellers

     Each Seller, severally and not jointly, represents and warrants to Buyer that, as to such Seller, except as described in the Disclosure Schedule, as of the date of this Agreement and as of the First Tranche Closing Date and as of the Second Tranche Closing Date (as though made then and as though the First Tranche Closing Date and the Second Tranche Closing Date, respectively, were substituted for the date of this Agreement):

     3.1 Title to Shares. Such Seller owns, of record and beneficially, the number of shares of Company Common Stock listed opposite such Seller's name on
Schedule 3.1, free and clear of any Encumbrance, other than any Encumbrance created in favor of Buyer pursuant to this Agreement or otherwise. On the date of the First Tranche Closing and the Second Tranche Closing, respectively, Buyer will obtain good and valid title to the First Tranche Shares and the Second Tranche Shares, respectively, other than any Encumbrance created in favor of Buyer pursuant to this Agreement or otherwise.

     3.2 Incorporation; Power and Authority. If such Seller is not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Seller has all necessary power and authority to execute, deliver and perform this Agreement.

     3.3 Valid and Binding Agreement. If such Seller is not a natural person, the execution, delivery and performance of this Agreement by such Seller has been duly and validly authorized by all necessary corporate or equivalent action. This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to the Remedies Exception.

     3.4 No Breach; Consents. The execution, delivery and performance of this Agreement by such Seller will not (a) contravene any provision of the Organizational Documents, if any, of such Seller; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization applicable to such Seller; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against such Seller that have a Material Adverse Effect on the Company; or (d) result in the creation of any Encumbrance upon the Company Common Stock held by such Seller.

     3.5 Brokerage. No Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Seller for which Buyer or the Company is or could become liable or obligated.

     3.6 Adequate Information. Seller has access to all information, if any, concerning Buyer as it or he has considered necessary in connection with its or his investment decision to acquire shares of Buyer Common Stock hereunder.

     3.7 No Solicitation or Advertising. Seller acknowledges that it or he has not purchased Buyer Common Stock hereunder as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     3.8 Tax Consequences. Seller acknowledges that, although an investment in Buyer Common Stock may have certain material U.S. or Canadian federal, state or provincial tax consequences, neither Buyer nor any of its representatives have made any representations concerning such tax consequences to Seller, and Seller has relied solely, if at all, on Seller's own tax advisors in evaluating such tax aspects of such an investment.

     3.9 Absence of Offering Memorandum. Seller acknowledges that none of the documents provided to it or him by Buyer in connection with the transactions contemplated hereby constitute an offering memorandum or similar document for the purposes of the Securities Act or other applicable securities laws.

     3.10 Investment Suitability. Seller has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Buyer Common Stock and is able to bear the economic risk of the complete loss of such investment.

     3.11 Residence. Each Seller that is a natural person is a resident of the jurisdiction referred to in the first paragraph of this Agreement.

     3.12 Purchasing as Principal. Seller is acquiring the Buyer Common Stock hereunder as principal (as defined under all applicable Canadian Securities
Laws) for its own account, and
not for the benefit of any other Person, and such Buyer Common Stock acquired hereunder has an aggregate acquisition cost to the Seller of at least Cdn$97,000.

     3.13 Purchasing for Investment Only. Seller is acquiring the Buyer Common Stock hereunder for investment only and not with a view to resale or distribution in violation of applicable Canadian Securities Laws, the Securities Act or applicable state securities laws. Seller agrees that certificates representing the Buyer Common Stock shall contain the legends set forth in
Section 2.8.

            IV. Representations and Warranties Regarding the Company

     The Company hereby represents and warrants to Buyer that, except as described in the Disclosure Schedule, as of the date of this Agreement:

     4.1 Incorporation; Power and Authority.

     (a) Each of the Company and the Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as now conducted and presently proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. Schedule 4.1 lists, for each of the Company and the Subsidiaries, the jurisdiction of its organization, its form as a legal entity and each jurisdiction in which it is so qualified. The Company has all necessary power and authority to execute, deliver and perform this Agreement.

     (b) Each of the Company and the Subsidiaries is in material compliance with all provisions of its Organizational Documents.

     4.2 Valid and Binding Agreement. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Remedies Exception.

     4.3 No Breach; Consents. The execution, delivery and performance of this Agreement will not materially (a) contravene any provision of the Organizational Documents of the Company or any Subsidiary; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization applicable to the Company;
(c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against the Company or any Subsidiary that have a Material Adverse Effect on the Company; or (d) result in the creation of any Encumbrance upon the Company or any Subsidiary or any of the assets of the Company or any Subsidiary, except for any Encumbrance that may be imposed by any contract or other agreement to which Buyer is a party or by which any of the assets of Buyer are bound.

     4.4 Capitalization.

     (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 20,000 shares of Company Preferred Stock, of which 44,298,628.348 shares of Company Common Stock and 0 shares of Company Preferred Stock are issued and outstanding and 55,701,371.652 shares of Company Common Stock and 20,000 shares of Company Preferred Stock are held in treasury.
Schedule 4.4(a) lists the names and addresses of each record holder of the issued and outstanding Company Common Stock, the number of shares held by each such holder and the share certificate numbers, repurchase or redemption rights for such shares in favor of the Company, the vesting schedule and forfeiture provisions for any of such shares that are "restricted stock," and the extent to which vesting will or may be accelerated by the transactions contemplated by this Agreement and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights granted by the Company or any other third party rights granted by the Company and in certificated form, and have been offered, sold and issued by the Company in compliance with applicable securities and corporate Laws, Contracts applicable to the Company and the Company's Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights granted by the Company. To the Company's Knowledge, the shares of Company Common Stock are not subject to any preemptive rights or any other third party rights granted by Persons other than the Company. Except as set forth on Schedule 4.4(a), the rights and privileges by which the Company Common Stock is bound are set forth in the Company's Organizational Documents.

     (b) As of the date of this Agreement, Assumable Options and Non-Assumable Options (collectively, "Company Options") with respect to 9,165,595 shares of Company Common Stock are outstanding. Schedule 4.4(b) lists the name and addresses of each holder of an outstanding Company Option and whether such holder is an employee of the Company and, with respect to each Company Option held, the date of grant of such Company Options, the number of shares of Company Common Stock subject to such Company Option, the exercise price of such Company Option, the vesting schedule (and any provisions for acceleration or deferral of vesting) for such Company Option, the extent vested as of the date of this Agreement, the extent to which exercisability of such Company Option will or may be accelerated by the transactions contemplated by this Agreement and whether such Company Option is an "incentive stock option." All outstanding Company Options have been offered, sold and delivered in compliance with applicable securities and corporate Laws, Contracts applicable to the Company and the Company's Organizational Documents. All shares of Company Common Stock issuable upon exercise of the Company Options have been offered in compliance with applicable securities and corporate Laws, Contracts applicable to the Company and the Company's Organizational Documents and, upon issuance in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     (c) Except for the Company Options listed on Schedule 4.4(c), there is no option, warrant, call, subscription, convertible security, right (including preemptive right) or Contract of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. To the Company's Knowledge, except as contemplated by this Agreement or set forth on Schedule 4.4(c), there are no registration rights agreements, no voting trust, proxy or other Contract and no restrictions on transfer with respect to any capital stock of the Company.

     4.5 Subsidiaries. Except as listed on Schedule 4.5, neither the Company nor any Subsidiary owns any Subsidiary. For each of the Company's Subsidiaries,
Schedule 4.5 shows the equity interests owned by the Company or any Subsidiary. Except as listed on Schedule 4.5, all issued and outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party right, free and clear of all Encumbrances, and in certificated form and have been offered, sold and issued by such Subsidiary in compliance with applicable securities and corporate Laws, Contracts applicable to such Subsidiary and such Subsidiary's Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. Except as listed on Schedule 4.5, there is no option, warrant, call, subscription, convertible security, right (including preemptive rights) or Contract of any character to which the Company or any Subsidiary is a party or by which it is bound obligating any Subsidiary of the Company or the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any equity interest of such Subsidiary or obligating the Company or such Subsidiary to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract.

     4.6 Financial Statements. The unaudited consolidated balance sheet as of September 30, 2003, of the Company and its consolidated Subsidiaries (the "Latest Balance Sheet") and the unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for the nine month period then ended (such statements and the Latest Balance Sheet, the "Latest Financial Statements") and the audited consolidated balance sheet, as of December 31, 2002 (the "Last Fiscal Year End") and for the each of the prior fiscal year ends, of the Company and its consolidated Subsidiaries and the audited consolidated statements of income, shareholders' equity and cash flows, including the notes, of the Company and its consolidated Subsidiaries for each of the 3 years ended on the Last Fiscal Year End (collectively, the "Annual Financial Statements") are based upon the books and records of the Company and the Subsidiaries, have been prepared in accordance with GAAP consistently applied during the periods indicated and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated, except that the Latest Financial Statements may not contain all notes and are subject to year-end adjustments, none of which are material.

     4.7 Absence of Undisclosed Liabilities. Except as listed on Schedule 4.7 and except as reflected or expressly reserved against in the Latest Balance Sheet, neither the Company nor any Subsidiary has any material liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) and there is no known material Litigation, charge, complaint, claim or demand against any of them, or to the Company's Knowledge, threatened against them giving rise to any material liability or obligation, except for such liabilities or obligations that have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business, none of which is a liability or obligation for breach of Contract, breach of warranty, tort, infringement, Litigation or violation of Governmental Order, Governmental Authorization or Law.

     4.8 Books and Records. The books of account of the Company and the Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether the Company or any Subsidiary is subject to that section), including the maintenance of an adequate system of internal controls. The stock or equity records of each of the Company and the Subsidiaries, all of which have been made available to Buyer, are complete and correct. All such books and records are in the possession of Sellers and are true and correct in all material respects.

     4.9 Absence of Certain Developments. Since the Last Fiscal Year End, there has not been any Material Adverse Effect and:

     (a) neither the Company nor any Subsidiary has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     (b) except as reflected on Schedule 4.9, neither the Company nor any Subsidiary has entered into any Contract (or series of related Contracts) either involving more than US$1,000,000 or outside the Ordinary Course of Business;

     (c) except as reflected on Schedule 4.9, no party (including the Company or any Subsidiary) has accelerated, suspended, terminated, modified or canceled any Contract (or series of related Contracts) involving more than US$500,000 to which the Company or any Subsidiary is a party or by which any of them is bound;

     (d) no Encumbrance has been imposed on any assets of the Company or any Subsidiary;

     (e) neither the Company nor any Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than US$50,000 or outside the Ordinary Course of Business;

     (f) neither the Company nor any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than US$100,000 or outside the Ordinary Course of Business or acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person;

     (g) except as listed on Schedule 4.9, neither the Company nor any Subsidiary has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities) or capitalized lease obligation either involving more than US$50,000 in the aggregate;

     (h) except as listed on Schedule 4.9, neither the Company nor any Subsidiary has delayed, postponed or accelerated the payment of accounts payable or other liabilities or the receipt of any accounts receivable, in each case outside the Ordinary Course of Business;

     (i) neither the Company nor any Subsidiary has canceled, compromised, waived or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business;

     (j) except as listed on Schedule 4.9, neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

     (k) there has been no change made or authorized in the Organizational Documents of the Company or any Subsidiary;

     (l) neither the Company nor any Subsidiary has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock (other than the issuance of shares of Company Common Stock upon exercise of outstanding Company Options);

     (m) neither the Company nor any Subsidiary has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or equity interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or split, combined or reclassified any outstanding shares of its capital stock;

     (n) neither the Company nor any Subsidiary has experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

     (o) neither the Company nor any Subsidiary has made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business;

     (p) neither the Company nor any Subsidiary has entered into any collective bargaining agreement, written or oral, or modified the terms of any such existing agreement;

     (q) except as listed on Schedule 4.9, neither the Company nor any Subsidiary has granted any increase in the base compensation or made any other change in employment terms of any of its directors, officers or employees outside the Ordinary Course of Business;

     (r) except as listed on Schedule 4.9, neither the Company nor any Subsidiary has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Plan);

     (s) neither the Company nor any Subsidiary has made or pledged to make any charitable or other capital contribution;

     (t) except as listed on Schedule 4.9, neither the Company nor any Subsidiary has discharged or satisfied any Encumbrance or paid any liability, in each case with a value in excess of US$25,000 in the aggregate, other than current liabilities paid in the Ordinary Course of Business;

     (u) except in the Ordinary Course of Business or as set forth on Schedule 4.9, neither the Company nor any Subsidiary has disclosed, to any Person other than Buyer and authorized representatives of Buyer, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is listed on
Schedule 4.9 and is in full force and effect on the date of this Agreement;

     (v) except as listed on Schedule 4.9, the Company has not made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements; and

     (w) neither the Company nor any Subsidiary has committed to take any of the actions described in this Section 4.9.

     4.10 Property.

     (a) Neither the Company nor any Subsidiary owns any real property. The real properties demised by the leases listed on Schedule 4.10 constitute all of the real property leased (whether or not occupied and including any leases assigned or leased premises sublet for which the Company remains liable), used or occupied by the Company or any Subsidiary.

     (b) The leases of real property listed on Schedule 4.10 as being leased by the Company or any Subsidiary (the "Leased Real Property" or the "Real Property") are, to the Knowledge of the Company, in full force and effect, and the lessee holds a valid and existing leasehold interest under each of the leases for the term listed on Schedule 4.10.

     (c) To Knowledge of the Company, each parcel of Real Property has access, sufficient for the conduct of the business as now conducted by the Company or any Subsidiary on such parcel or Real Property, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business at that location. To the Knowledge of the Company, the zoning for each parcel of Real Property permits the presently existing improvements and the continuation of the business presently being conducted thereon as a conforming use. To the Knowledge of the Company, neither the Company nor any Subsidiary is in violation of any applicable zoning ordinance or other Law relating to the Real Property, and neither the Company nor any Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.

     (d) Except as listed on Schedule 4.10, each of the Company and the Subsidiaries has a valid leasehold interest in, the buildings, machinery, equipment and other tangible assets and properties material to the conduct of the business of the Company and the Subsidiaries, located on their premises or shown in the Latest Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Encumbrances listed on Schedule 4.10 and properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet.

     (e) All of the buildings, machinery, equipment and other tangible assets and properties material to the conduct of the business of each of the Company and the Subsidiaries are in usable condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business.

     4.11 Accounts Receivable. Except as listed on Schedule 4.11, all notes and accounts receivable of each of the Company and the Subsidiaries are reflected properly on their books and records, are valid, have arisen from bona fide transactions in the Ordinary Course of Business, are subject to no setoff or counterclaim, and are current and collectible in accordance with their terms (none of which is beyond 90 days), subject only to the reserve for bad debts on the Latest Balance Sheet.

     4.12 Tax Matters.

     (a) Except as listed on Schedule 4.12, each of the Company and any Tax Affiliate has (i) timely filed (or has had timely filed on its behalf) all Returns required to be filed or sent by it, all of which Returns were correct and complete in all material respects and (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns.

     (b) Each of the Company and any Tax Affiliate has complied with all Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441-1442 of the Code and Sections 3401-3406 of the Code), and has timely and properly withheld and paid over to the proper Governmental Entity all Taxes required to be so withheld and paid over under applicable Law.

     (c) All Taxes of the Company and all Tax Affiliates that will be due and payable for any period ending on or prior to the First Tranche Closing Date either (i) will have been paid by or on behalf of the Company (other than Taxes that are being contested in good faith as listed on Schedule 4.12) or (ii) will be reflected, in a manner consistent with past practice, on the Company's books as an accrued Tax liability, either current or deferred.

     (d) There are no Encumbrances for Taxes upon any assets of the Company or any Tax Affiliate, except Encumbrances for Taxes not yet due.

     (e) Except as listed on Schedule 4.12, no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns for any Tax year, no such Tax audit or other proceeding is pending, neither the Company nor any Tax Affiliate has received any notice from any Governmental Entity regarding any such Tax audit or other proceeding, and, to the Knowledge of the Company, no such Tax audit or other proceeding is threatened with regard to any Taxes or Returns. Neither the Company nor any Tax Affiliate has Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or any Tax Affiliate which would exceed the estimated reserves established on its books and records. No claim has ever been made by a Governmental Entity in a jurisdiction where neither the Company nor any Tax Affiliate files any Return that the Company or any Tax Affiliate is or may be subject to taxation in such jurisdiction.

     (f) Schedule 4.12 lists all Returns filed with respect to any of the Company or any Tax Affiliate for all Tax years, indicates those Returns that have been audited and indicates those Returns that currently are the subject of audit.

     (g) Except as listed on Schedule 4.12, neither the Company nor any Tax Affiliate is a party to any Contract (excluding this Agreement and all other agreements entered into on or about the date of this Agreement or contemplated by this Agreement including, without limitation, the Amended Employment Agreements and the Restricted Stock Agreements) that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (h) Except as listed on Schedule 4.12, neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

     (i) Neither the Company nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither the Company nor any Tax Affiliate has knowledge that the IRS has proposed any such adjustment or change in accounting method.

     (j) Neither the Company nor any Tax Affiliate is a party to any Tax allocation or sharing agreement.

     (k) The Company and the Tax Affiliates are, and at all times have been, corporations or associations taxable as corporations for U.S. federal income tax purposes.

     (l) Except as listed on Schedule 4.12(l), neither the Company nor any Subsidiary (i) has been a member of an affiliate group filing a consolidated Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company or any Subsidiary) under Section 1.1502-6 of the Treasury Regulation (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

     (m) Neither the Company nor any Subsidiary constitutes either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of the Company Common Stock.

     4.13 Intellectual Property Rights.

     (a) Schedule 4.13(a)(i) lists and describes all Owned Intellectual Property Rights that are Registered Intellectual Property Rights. Schedule 4.13(a)(ii) lists and describes all Contracts between the Company or any Subsidiary and a third party relating to Licensed-In Intellectual Property Rights other than Software; to the extent there is no written Contract between the Company or any Subsidiary and a third party covering a Licensed-In Intellectual Property Right,
Schedule 4.13(a)(ii) lists the licensor and describes the Intellectual Property Rights so licensed. Schedule 4.13(a)(iii) lists and describes the Contracts between the Company or any Subsidiary and a third party relating to Licensed-In Intellectual Property Rights that are Software that are not Off-The-Shelf software; to the extent there is no written Contract covering any Software,
Schedule 4.13(a)(iii) lists the licensor and describes the Software so licensed. The Owned Intellectual Property Rights and the Licensed-In Intellectual Property Rights constitute all Intellectual Property Rights necessary for the business of the Company and its Subsidiaries as now conducted or presently proposed by the Company or any Subsidiary to be conducted.

     (b) Except for payments and other Encumbrances listed on Schedule 4.13(b), the Company owns all right, title and interest in the Owned Intellectual Property Rights free and clear of all Encumbrances (including royalty or other payments to third parties). The Company is the sole owner of record of all Registered Intellectual Property Rights. Except as set forth on Schedule 4.13(b), to the Knowledge of the Company no Owned Intellectual Property Right is infringed by any Person. No employee or former employee or independent contractor of the Company or any Subsidiary has made any claim to the Company with respect to any Owned Intellectual Property Right of the Company.

     (c) All Owned Intellectual Property Rights are subsisting and, neither the Company nor any Subsidiary has any Knowledge of facts showing, or has received any notice from any Person asserting, that any Owned Intellectual Property Right is invalid or not enforceable. All Owned Intellectual Property Rights that are Registered Intellectual Property Rights are in full force and effect, and all actions required to keep such rights pending or in effect, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken, and no such Owned Intellectual Property Right that is a Registered Intellectual Property Right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights. All products covered by Owned Intellectual Property Rights that are Registered Intellectual Property Rights and all usages of Owned Intellectual Property Rights that are Registered Intellectual Property Rights have been marked with the appropriate patent, trademark or copyright notice.

     (d) The documentation relating to all trade secrets listed on Schedule 4.13(a)(i) is current, accurate and sufficient in detail and content to identify and explain such trade secrets and to allow its full and proper use without reliance on the knowledge or memory of any individual. All reasonable precautions have been taken by the Company or its Subsidiaries to protect the secrecy, confidentiality and value of the trade secrets and all other proprietary information used by the Company or any Subsidiary including, without limitation, the implementation and enforcement of policies requiring each employee or independent contractor that has access to trade secrets to execute proprietary information and confidentiality agreements substantially in a standard form, and each current and former employee and contractor of the Company or any Subsidiary has executed such an agreement. There has been no breach or other violation of such agreements that could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, each of the Company and its Subsidiaries has an unqualified right to use all trade secrets and other proprietary information currently used in its business, subject to any Contract relating to Licensed-In Intellectual Property Rights. To the Knowledge of the Company, no such trade secret or other proprietary information is part of the public knowledge or literature, and no trade secret or other proprietary information has been used, divulged or appropriated either for the benefit of any Person other than the Company or a Subsidiary or to the detriment of the Company or any Subsidiary.

     (e) Except as listed on Schedule 4.13(e), neither the Company nor any Subsidiary has taken action, or failed to take an action, that might have the effect of stopping or otherwise limiting its right to enforce Owned Intellectual Property Rights against any Person.

     (f) Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any license, and, to the Knowledge of the Company, there is no breach, anticipated breach or default by any other party to any license. Except as listed on Schedule 4.13(f), there are no renegotiations of, attempts to renegotiate, demands for or outstanding rights to renegotiate any license to which the Company or any Subsidiary is a party. Except as listed on Schedule 4.13(f), all rights under each License to which the Company or any Subsidiary is a party will be fully available to the Company or a Subsidiary after the Second Tranche Closing.

     (g) Except as listed on Schedule 4.13(g), the agreements for each Licensed-in Intellectual Property Right for which the Company has an exclusive right are in full force and effect, and all actions required of Company, if any, under such agreements to keep the Licensed-in Intellectual Property Right licensed pursuant to such agreements pending or in effect, or to provide full protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken. No Licensed-in Intellectual Property right that is a Registered Intellectual Property Right and for which Company has an exclusive right and is responsible, pursuant to the agreement licensing such rights to Company, to maintain and prosecute the application or registrations for the Registered Intellectual Property Right, is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such right.

     (h) None of Sellers, the Company or any Subsidiary has received any notice of any infringement, misappropriation or violation by the Company or any Subsidiary of any Third-Party Intellectual Property Right, and neither the Company nor any Subsidiary has infringed, misappropriated or otherwise violated any Third-Party Intellectual Property Right that could reasonably be expected to have a Material Adverse Affect on the Company. To the Knowledge of the Company, no infringement, misappropriation or violation of any Third-Party Intellectual Property Right has occurred or will occur with respect to products and services currently being or previously sold by the Company or with respect to the products or services currently under development or with respect to the conduct of the business of the Company as now conducted or presently proposed by the Company or any Subsidiary to be conducted.

     (i) Except as listed on Schedule 4.13(i), all Software that is necessary to and that is used by the Company or any Subsidiary is subject to a current license agreement that covers all use of the Software. Except as listed on
Schedule 4.13(i), each of the Company and the Subsidiaries has the right to use the Software currently used in its business as it is presently being used, to the Knowledge of the Company without any conflict with the rights of others. Neither the Company nor any Subsidiary has received notice that it is in breach of any license to, or license of, any Software. The Company and its Subsidiaries do not use, rely on or contract with any Person to provide services bureau, outsourcing or other computer processing services to the Company or any Subsidiary, in lieu of or in addition to their respective use of the Software. Except as listed on Schedule 4.13(i), following the First Tranche Closing, each of the Company and the Subsidiaries will have sufficient rights to all necessary Software, as a result of its licensing of the applicable Software to operate its business as it is currently being conducted.

     4.14 Material Contracts.

     (a) Schedule 4.14 lists the following Contracts to which the Company or any Subsidiary is a party or subject or by which it is bound (the "Material Contracts"):

          (i) all employment, agency or consulting Contracts;

          (ii) all stock purchase, stock option and stock incentive plans (other than Plans);

          (iii)  all   Contracts  (A)  with  any  Insider  other  than  Deloitte
     Consulting and its affiliates or (B) between or among any Insiders relating in any way to the Company or any Subsidiary;

          (iv) all distributor, reseller, OEM, dealer, manufacturer's representative, sales agency or advertising agency, finder's and manufacturing or assembly Contracts, which are either cancelable upon 60 days notice or are in excess of aggregate annual payments of US$75,000;

          (v) any Contracts or group of related Contracts with the same party for the purchase of products or services with a undelivered balance in excess of aggregate annual payment of US$75,000;

          (vi) any Contract or group of related Contracts with the same party for the sale of products or services with an undelivered balance in excess of aggregate annual payments of US$75,000;

          (vii) all leases of real or personal property (excluding any lease with aggregate annual payments of US$75,000 or less for pagers, telephone equipment, copy machines and the like entered into in the Ordinary Course of Business);

          (viii)  any Contract for the sale of any capital assets;

          (ix) any Contract for capital expenditures in excess of aggregate annual payments of US$75,000;

          (x) all Contracts relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or any Subsidiary;

          (xi) each written warranty, guaranty or other similar undertaking with
     respect  to  contractual   performance  extended  by  the  Company  or  any
     Subsidiary other than in the Ordinary Course of Business;

          (xii) all Contracts relating to any surety bond or letter of credit required to be maintained by the Company or any Subsidiary;

          (xiii)  any  Contract   that  contains  or  provides  for  an  express
     undertaking by the Company or any Subsidiary to be responsible for consequential damages;

          (xiv) all license agreements, transfer or joint-use agreements or other agreements related to Intellectual Property;

          (xv) any Contract concerning a partnership or joint venture other than informal partnerships created by OEM or similar agreements;

          (xvi) any Contract providing for the development of any products, software or Intellectual Property or the delivery of any services by, for or with any third party;

          (xvii) any Contracts containing exclusivity, noncompetition or nonsolicitation provisions or that would otherwise prohibit the Company or any Subsidiary from freely engaging in business anywhere in the world or prohibiting the solicitation of the employees or contractors of any other entity;

          (xviii) all Contracts pertaining to confidentiality or non-disclosure;

          (xix) all Contracts terminable by any other party upon a change of control of the Company or any Subsidiary or upon the failure of the Company or any Subsidiary to satisfy financial or performance criteria specified in such Contract;

          (xx) any power of attorney that is currently effective; and

          (xxi) any and all other Contracts of the Company or any Subsidiary not entered into in the Ordinary Course of Business or that are material to the business, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole

     (b) To the Knowledge of the Company, each Material Contract is valid and binding, currently in force and enforceable against the Company in accordance with its terms, subject to the Remedies Exception. Except as listed on Schedule 4.14(b), each of the Company and the Subsidiaries has performed all obligations required to be performed in all material respects by it in connection with each Material Contract. Except as set forth on Schedule 4.14(b), neither the Company nor any Subsidiary has received any notice of any claim of default by it under or termination of any Material Contract. Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any Material Contract, and, to the Knowledge of the Company, there is no breach, anticipated breach or default by any other party to any Material Contract. There are no renegotiations of, to the Knowledge of the Company attempts to renegotiate or outstanding rights to renegotiate any material terms of any Material Contract and no Person has made written demand for such renegotiation. Neither the Company nor any Subsidiary has received any request or is currently refunding payments received for work not yet performed under a Material Contract where the percentage of work completed is less than the percentage of revenues received to date.

     4.15 Litigation. Except as listed on Schedule 4.15, no Litigation is pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any outstanding Governmental Order.

     4.16 Insurance.

     (a) Each of the Company and the Subsidiaries has at all times maintained insurance relating to its business and covering property, fire, casualty, liability, workers' compensation and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance (i) is in full force and effect, (ii) is sufficient for compliance with all requirements of applicable Law and of any Contract to which the Company or any Subsidiary is subject, (iii) is valid and enforceable, (iv) insures against risks of the kind customarily insured against and in amounts customarily carried by businesses similarly situated and (v) and is believed by the Company to provide adequate insurance coverage for the activities of each of the Company and the Subsidiaries.

     (b) Schedule 4.16 lists by year for the current policy year and each of the two (2) preceding policy years (i) the name of the claimant, (ii) a description of the policy by insurer, type of insurance and period of coverage and (iii) the amount and a brief description of the claim. During the current policy year and each of the two (2) preceding policy years the Company has had no loss experience.

     4.17 Compliance with Laws; Government Authorizations.

     (a) Each of the Company and the Subsidiaries has complied in all material respects with all applicable Laws and Governmental Orders.

     (b) Each of the Company and the Subsidiaries has in full force and effect all Governmental Authorizations necessary to conduct its business and own and operate its properties. Schedule 4.17(b) lists each Governmental Authorization held by the Company or any Subsidiary. Each of the Company and the Subsidiaries has complied in all material respects with all Governmental Authorizations applicable to it.

     (c) Neither the Company nor any Subsidiary has offered, authorized, promised, made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, political party official or candidate, official of a public international organization or any other Person in a position to assist or hinder the Company or any Subsidiary in connection with any actual or proposed transaction, other than payments required or permitted by the Laws of the applicable jurisdiction and in compliance with the U.S. Foreign Corrupt Practices Act.

     (d) Each of the Company and the Subsidiaries has conducted its export transactions in accordance with applicable provisions of export control Laws, including any Laws relating to the export of technology.

     (e) Neither the Company nor any Subsidiary has now, or has had in the past, any legal obligation to file any form, report, schedule, proxy statement or other document with the SEC, and the Company has not filed with the SEC any such form, report, schedule, proxy statement or other document.

     4.18 Environmental Matters.

     (a) As used in this Section 4.18, the following terms have the following meanings:

          (i) "Environmental Laws" means all federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments in effect as of the date of this Agreement and relating to pollution, contamination or protection of the environment.

          (ii) "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law that poses a present or potential hazard to human health or the environment. .

          (iii) "Property" means real property now or previously owned, leased, controlled or occupied by the Company or any Subsidiary.

     (b) The Company is in material compliance with all applicable Environmental Laws and no claim, action, or enforcement is pending or, to the Knowledge of the Company, threatened against the Company with respect to Environmental Laws. To the Knowledge of the Company, no expenditure will be required in order for Buyer or the Company to comply with any Environmental Laws in effect at the time of the First Tranche Closing in connection with the operation or continued operation of the Property in a manner consistent with the present operation thereof.

     (c) The Company has not received any written notice alleging in any manner that the Company is responsible for any release of Hazardous Materials on, in, or under the Property. To the Knowledge of the Company, no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited or stored on, under or about any part of the Property. To the Knowledge of the Company, the Property contains no asbestos, urea, formaldehyde, radon at levels above natural background, PCBs or pesticides.

     4.19 Warranties. Schedule 4.19 lists all claims pending or, to the Knowledge of the Company, threatened for breach of any warranty relating to any products sold or services performed by the Company or any Subsidiary prior to the date of this Agreement. Such claims in the aggregate are not in excess of the reserve for product warranty claims set forth on the face of the Latest Balance Sheet as adjusted for the passage of time through the First Tranche Date in the Ordinary Course of Business. Schedule 4.19 describes the unexpired warranties for products sold or services performed by each of the Company and the Subsidiaries. No product manufactured, sold, leased or delivered by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Except as listed on Schedule 4.19, none of the products manufactured, sold, leased or delivered by the Company or any Subsidiary has been the subject of any product recall or return (whether voluntary or involuntary) during the past five years.

     4.20 Employees.

     (a) Schedule 4.20(a) lists the names of the employees of the Company and all Subsidiaries as of the date of this Agreement, and indicates for each such employee, full-time, part-time and temporary status.

     (b) Schedule 4.20(b) lists each current salaried employee of the Company and all Subsidiaries as of the date of this Agreement and shows for each such employee annual salary, any other compensation payable (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), date of employment and position. To the Knowledge of the Company, no Executive Employee of the Company and no group of employees of the Company or any Subsidiary has any plans to terminate his or her employment. Each of the Company and the Subsidiaries has complied in all material respects with all applicable Laws relating to employment and employment practices and those relating to the calculation and payment of wages, including but not limited to overtime, maximum hours of work, equal employment opportunity (including Laws prohibiting discrimination and/or harassment on the basis of race, national origin, religion, gender, disability, age or otherwise), affirmative action and other hiring practices, occupational safety and health, workers compensation, unemployment, the payment of social security and other Taxes, and unfair labor practices under the National Labor Relations Act. Neither the Company nor any Subsidiary has any labor relations lawsuits pending or, to the Knowledge of the Company, threatened and its labor relations are satisfactory. There are no workers' compensation claims pending against the Company or any Subsidiary, nor does the Company have any Knowledge of any facts that would give rise to such a claim. To the Knowledge of the Company, no employee of the Company or any Subsidiary is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company.

     (c) Schedule 4.20(c) sets forth a list of all employees of the Company who hold a temporary work authorization, including without limitation H-1B, F-1 or J-1 visas or work authorizations (the "Work Permits"), setting forth the name of the employees, the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company provided to the U.S. Department of Labor and the Immigration and Naturalization Service (the "INS") in the application for such Work Permit was, to the Knowledge of the Company, true and complete at the time of filing and is, to the Knowledge of the Company, true and complete as of the date hereof. The Company received the appropriate notice of approval from the INS with respect to each such Work Permit. The Company has not received any notice from the INS or any other Governmental Entity that any Work Permit has been revoked. There is no action pending or, to the Knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permits.

     (d) Except as set forth on Schedule 4.20(d), the employment of any terminated former employee of the Company or any Subsidiary has been terminated in accordance with any applicable contractual terms and applicable Law, and neither the Company nor any Subsidiary has any liability under any contract or applicable Law toward any such terminated employee. Except as set forth on
Schedule 4.20(d), the sale of the Company Common Stock or the other transactions contemplated by this Agreement will not cause the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person.

     (e) Neither the Company nor any Subsidiary has made any loans (except advances against accrued salaries or for business travel, lodging or other expenses in the Ordinary Course of Business) to any employee of the Company or any Subsidiary.

     (f) None of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and to the Knowledge of the Company no attempt is currently being made or threatened or during the past five years has been made to organize any of its employees to form or enter into any labor union, employee association or similar organization. There are no strikes, slowdowns, work stoppages or other labor controversies pending or, to the Knowledge of any Seller, threatened against or otherwise affecting the employees or facilities of the Company or any Subsidiary. None of the Company or any Subsidiary has experienced any labor strike, slowdown, work stoppage or other material labor controversy involving its employees within the past two (2) years.

     (g) Except as listed on Schedule 4.20(g), each of the Company and the Subsidiaries has paid in full to all employees all wages, salaries and commissions due and payable to such employees and have fully reserved on the Latest Financial Statements all amounts for wages, salaries and commissions due but not yet payable to such employees.

     (h) Except as listed on Schedule 4.20(h), there have been no lay-offs of employees or work reduction programs undertaken by or on behalf of the Company or any Subsidiary in the past two (2) years, and no such programs have been adopted by the Company or any Subsidiary or publicly announced.

     4.21 Employee Benefits.

     (a) Schedule 4.21 lists all Company Plans by name and provides a brief description identifying (i) the type of each such Plan, (ii) the funding arrangements for each such Plan, (iii) the sponsorship of each such Plan, (iv) the participating employers in each such Plan and (v) any one or more of the following characteristics that may apply to each such Plan: (A) defined contribution plan as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (B) defined benefit plan as defined in Section 3(35) of ERISA or Section 414(j) of the Code, (C) plan which is or is intended to be tax qualified under
Section 401(a) or 403(a) of the Code, (D) plan which is or is intended to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (and whether or not such plan has entered into an exempt loan), (E) nonqualified deferred compensation arrangement, (F) employee welfare benefit plan as defined in Section 3(1) of ERISA, (G) multiemployer plan as defined in Section 3(37) of ERISA or Section 414(f) of the Code, (H) multiple employer plan maintained by more than one employer as defined in Section 413(c) of the Code, (I) plan providing benefits after separation from service or termination of employment, (J) plan that owns any Company or other employer securities as an investment, (K) plan that provides benefits (or provides increased benefits or vesting) as a result of a change in control of the Company, (L) plan that is maintained pursuant to collective bargaining and (M) plan that is funded, in whole or in part, through a voluntary employees' beneficiary association exempt from Tax under Section 501(c)(9) of the Code. Schedule 4.21 lists each ERISA Affiliate Plan that is a defined benefits plan or a multiemployer plan.

     (b) Schedule 4.21 lists, to the extent applicable, (i) the most recent determination letter received by the Company from the IRS regarding each Company Plan, (ii) the most recent determination or opinion letter ruling from the IRS that each trust established in connection with Company Plans that are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt,
(iii) all pending applications for rulings, determinations, opinions, no action letters and the like with respect to Company Plans filed with any governmental agency (including but not limited to the Department of Labor, IRS, Pension Benefit Guaranty Corporation and the SEC), (iv) the financial statements for each Company Plan for the two (2) most recent fiscal or plan years (in audited form if required by ERISA) and, where applicable, Annual Report/Return (Form
5500) with disclosure schedules,  if any, and attachments for each Company Plan,
(v) the most recently prepared actuarial valuation report for each Company Plan (including but not limited to reports prepared for funding, deduction and financial accounting purposes), (vi) plan documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each Company Plan and (vii) collective bargaining agreements (including side agreements and letter agreements) relating to the establishment, maintenance, funding and operation of any Company Plan.

     (c) Schedule 4.21 lists each employee of the Company or any Subsidiary who is (i) absent from active employment due to short or long term disability, (ii) absent from active employment on a leave pursuant to the Family and Medical Leave Act or a comparable state Law, (iii) absent from active employment on any other leave or approved absence (together with the reason for each leave or absence) or (iv) absent from active employment due to military service (under conditions that give the employee rights to re-employment).

     (d) With respect to continuation rights arising under federal or state Law as applied to Company Plans that are group health plans (as defined in Section 601 et seq. of ERISA), Schedule 4.21 lists (i) each employee, former employee or qualifying beneficiary who has elected and is currently receiving continuation coverage and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

     (e) (i) All Company Plans intended to be Tax qualified under Section 401(a) or Section 403(a) of the Code have received a favorable determination letter, or opinion letter in the case of a prototype plan, (ii) to the extent required either as a matter of Law or to obtain the intended Tax treatment and Tax benefits, all Company Plans comply in all material respects with the requirements of ERISA and the Code, (iv) all Company Plans have been administered in accordance with the documents and instruments governing the Company Plans in all material respects, (v) all reports and filings with Governmental Entities (including but not limited to the Department of Labor, the IRS, Pension Benefit Guaranty Corporation and the SEC) required in connection with each Company Plan have been timely made, except for such failure as would not result in a material liability to the Company, (vi) all disclosures and notices required by Law or Company Plan provisions to be given to participants and beneficiaries in connection with each Company Plan have been properly and timely made, except for such failure as would not result in a material liability to the Company, and (vii) each of the Company and the Subsidiaries has made a good faith effort to comply with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code.

     (f) (i) All contributions, premium payments and other payments required to be made in connection with the Company Plans as of the date of this Agreement have been made, (ii) a proper accrual has been made on the books of the Company for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement, (iii) no contribution, premium payment or other payment has been made in support of any Company Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419, Section 419A of the Code or otherwise) and (iv) with respect to each Company Plan that is subject to
Section 301 et seq. of ERISA or Section 412 of the Code, the Company is not liable for any "accumulated funding deficiency" as that term is defined in
Section 412 of the Code and the projected benefit obligations determined as of the date of this Agreement do not exceed the assets of the Company Plan.

     (g) Except as listed on Schedule 4.21, the consummation of the transactions contemplated by this Agreement will not (i) cause any Company Plan to increase benefits payable to any participant or beneficiary, (ii) entitle any current or former employee of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, benefit or award or (iii) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

     (h) (i) No Litigation is pending with regard to any Company Plan other than routine uncontested claims for benefits, (ii) no Company Plan is currently under examination or audit by the Department of Labor, the IRS or the Pension Benefit Guaranty Corporation, (iii) the Company has no actual or potential liability arising under Title IV of ERISA as a result of any Company Plan that has terminated or is in the process of terminating, (iv) the Company has no actual or potential liability under Section 4201 et seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan, (v) with respect to the Company Plans, the Company has no liability (either directly or as a result of indemnification) for (and the transactions contemplated by this Agreement will not cause any liability for): (A) any excise Taxes under Section 4971 through Section 4980B, Section 4999, Section 5000 or any other Section of the Code, (B) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA or (C) any excise Taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable Law, (vi)(i) All accruals required under FAS 106 and FAS 112 have been properly accrued on the Latest Financial Statements, (vii) to the Knowledge of the Company, there have not been any communications to or agreements with Company Plan participants that would limit the right of the Company to amend, cut back or terminate any Company Plan (except to the extent such limitation arises under ERISA), and (viii) the Company has no liability for life insurance, death or medical benefits after separation from employment other than (A) death benefits under the Company Plans and (B) health care continuation benefits described in Section 4980B of the Code.

     (i) Neither the Company nor any Subsidiary has committed to implement, establish, adopt or contribute to in the future any Plan that is not currently a Company Plan. Neither the Company nor any Subsidiary has any material liability with respect to any ERISA Affiliate Plan.

     4.22 Customers. Schedule 4.22 lists the six (6) largest customers of the Company and the Subsidiaries on a consolidated basis for each of the last two
(2) fiscal years and for the interim period ended on the date of the Latest Balance Sheet and sets forth opposite the name of each such customer the percentage of net sales by the Company and the Subsidiaries attributable to such customer for each such period. Except as indicated on Schedule 4.22, no customer listed on Schedule 4.22 has indicated in writing that it will stop or decrease the rate of business done with the Company or any Subsidiary.

     4.23 Suppliers. Schedule 4.23 lists the three (3) largest suppliers of the Company and the Subsidiaries on a consolidated basis for each of the last two
(2) fiscal years and for the interim period ended on the date of the Latest Balance Sheet and sets forth opposite the name of each such supplier the approximate percentage of purchases by the Company and the Subsidiaries attributable to such supplier for each such period. No supplier listed on
Schedule 4.23 is a sole source of supply for the Company and the Subsidiaries. No supplier listed on Schedule 4.23 has indicated in writing that it will stop or decrease the rate of business done with the Company or any Subsidiary.

     4.24 Affiliate Transactions. To the Knowledge of the Company, except for Deloitte Consulting and its affiliates and as listed on Schedule 4.24, no Insider has any Contract with the Company or any Subsidiary (other than employment not represented by a written Contract and terminable at will) or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company or any Subsidiary (other than ownership of capital stock of the Company). To the Knowledge of the Company, except as listed on Schedule 4.24, no Insider has any direct or indirect interest in any competitor, supplier or customer of the Company or any Subsidiary or in any Person from whom or to whom the Company or any Subsidiary leases any property, or in any other Person with whom the Company or any Subsidiary otherwise transacts business of any nature. To the Knowledge of the Company, Schedule 4.24 lists all transactions between the Company or any Subsidiary and each Insider except for Deloitte Consulting and its affiliates for each of the last two (2) fiscal years and since the Last Fiscal Year End.

     4.25 Brokerage. Except as listed on Schedule 4.25, no Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of the Company for which Buyer or the Company is or could become liable or obligated.

     4.26 Availability of Documents. Sellers have delivered to Buyer correct and complete copies of the items referred to in the Disclosure Schedule or in this Agreement (and in the case of any items not in written form, a written description thereof).

                   V. Representations and Warranties of Buyer

     Buyer represents and warrants to Sellers that as of the date of this Agreement and as of the First Tranche Closing Date and as of the Second Tranche Closing Date (as though made then and as though the First Tranche Closing Date and the Second Tranche Closing Date, respectively, were substituted for the date of this Agreement):

     5.1 Incorporation; Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with all necessary power and authority to execute, deliver and perform this Agreement.

     5.2 Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Remedies Exception.

     5.3 No Breach; Consents. The execution, delivery and performance of this Agreement by Buyer will not materially (a) contravene any provision of the Organizational Documents of Buyer; (b) violate or conflict with any Law, Governmental Order or Governmental Authority applicable to Buyer; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against Buyer; or (d) require any Governmental Authorization that have a Material Adverse Effect.

     5.4 Brokerage. No Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which any Seller is or could become liable or obligated.

     5.5 Investment Intent. Buyer is purchasing the Company Common Stock for its own account for investment purposes, and not with a view to the distribution thereof.

     5.6 Buyer Common Stock. The shares of Buyer Common Stock will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

     5.7 Buyer Options. The Buyer Options will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to the Remedies Exception, and any Buyer Common Stock issued upon exercise thereof in accordance with the terms of the relevant option plan and option agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     5.8 Securities Filings; Financial Statements.

     (a) Buyer has filed all forms, reports, schedules, statements and other documents required to be filed by it during the 12 months immediately preceding the date of this Agreement (collectively, as supplemented and amended since the time of filing, the "Buyer Securities Filings") with the SEC or applicable securities regulatory authorities in Canada. The Buyer Securities Filings (i) were prepared in all material respects in accordance with all applicable requirements of the Securities Act, the Exchange Act and applicable Canadian Securities Laws, as applicable, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Buyer Securities Filing which was superseded by subsequent Buyer Securities Filings.

     (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer and its consolidated Subsidiaries included or incorporated by reference in the Buyer Securities Filings have been prepared in accordance with GAAP consistently applied during the periods indicated (except as may otherwise be indicated in the notes) and present fairly the financial position, results of operations and cash flows of Buyer and its consolidated Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except interim financial statements may not contain all notes and are subject to year-end adjustments).

     5.9 Absence of Undisclosed Liabilities. Except as reflected or expressly reserved against in the Buyer Securities Filings, Buyer has no liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted which should be reflected in the Buyer Securities Filings and are not so reflected) and there is no known Litigation, charge, complaint, claim or demand against any of them giving rise to any liability or obligation, except liabilities and obligations that have arisen after the date of the last filed Buyer Securities Filing in the Ordinary Course of Business, none of which is a liability of obligation for breach of Contract, breach of warranty, tort, infringement, Litigation or violation of Governmental Order or Law.

     5.10 Litigation. Except as listed on Schedule 5.10 or included in Buyer Securities Filings, no Litigation is pending or, to the Knowledge of Buyer, threatened against Buyer or, to the extent involving the business of Buyer or involving criminal proceedings, any officer, director or 5% or greater shareholder of Buyer. No Governmental Order or settlement agreement requires or prohibits future activities of Buyer or, to the extent involving the business of Buyer, of any officer, director or 5% or greater shareholder.

     5.11 Foreign Private Issuer. Buyer is a "foreign private issuer" as such term is defined in Rule 3b-4(c) promulgated under the Exchange Act.

     5.12 Press Releases. The press releases issued by the Buyer within the 12 months prior to the First Tranche Closing Date are true and correct in all material respects as of the date issued and the Buyer does not have any confidential filings with any securities authority or the TSX.

     5.13 Regulatory Matters.

     (a) The Buyer has no knowledge of any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of the Buyer, which has not been generally disclosed and reported to the applicable securities authorities or the TSX and the Buyer does not have any Knowledge of any material adverse information in regard to the operations of the Buyer, which has not been generally disclosed.

     (b) No consent, approval, permit, authorization, order or filing with any court or Governmental Entity is required by the Buyer or necessary for the execution, delivery and the performance by the Buyer of its obligations under this Agreement and the transactions contemplated herein other than such consents, approvals, authorizations, registrations or qualifications, as may be required under the Laws, including the consent of the TSX with respect to the issuance to and the acquisition by the Sellers of the shares of Buyer Common Stock, all of which will be obtained by the Buyer prior to the First Tranche Closing Date, or thereafter within the time periods required therefore under applicable Laws.

     (c) Approval of: (i) the issuance of Buyer Common Stock to be delivered to Sellers pursuant to Section 2.6(b) of this Agreement by the affirmative vote of a majority of the votes cast at the Special Meeting, and (ii) the Line of Credit Agreement by the affirmative vote of a majority of the votes cast at the Special Meeting (excluding for purposes of such vote, any shares held or controlled by the lender under such agreement or its affiliates) are the only votes or approvals of the holders of any class or series of securities of Buyer (including pursuant to the Laws or as required by the TSX) necessary to approve the transactions contemplated by this Agreement (including the issuance of the Buyer Common Stock to be delivered to Sellers), provided that Sellers acknowledge that they will not be entitled to vote any Buyer Common Stock held by them at the Special Meeting on any resolution approving the transactions contemplated by this Agreement.

     (d) Except as provided in Section 5.13(c), no "majority of the minority" shareholder approval or formal valuation is required in connection with the transactions contemplated by this Agreement (including the issuance of the Buyer Common Stock to be delivered to Sellers) under any applicable Law (including, without limitation, Ontario Securities Commission Rule 61-501 or its equivalent in any jurisdiction) or pursuant to the requirements of the TSX.

     (e) The Buyer is and will be on the Closing Date a "qualifying issuer" within the meaning of Multilateral Instrument 45-102--Resale of Securities.

     (f) The definitive form of certificate for the Buyer Common Stock is in due and proper form under the laws governing the Buyer and complies with the requirements of the TSX.

     (g) The Buyer is a reporting issuer (or the equivalent) in compliance with the bylaws, rules and regulations of the TSX.

     (h) Computershare Trust Company of Canada, at its principal offices in Vancouver, British Columbia, has been duly appointed transfer agent and registrar for the Common Shares of the share capital of the Buyer.

     (i) No order ceasing or suspending trading in any security of the Buyer or prohibiting the sale of securities of the Buyer has been issued and to the Knowledge of the Buyer no proceedings for this purpose have been instituted or are to the Knowledge of the Buyer pending, contemplated or threatened.

                     VI. Agreements of Sellers and Company

     Sellers, severally, and the Company agree with Buyer that:

     6.1 Waivers; Payment of Indebtedness. To assure that Buyer obtains the full benefit of this Agreement, effective as of the First Tranche Closing Date, each Seller, in its capacity as a shareholder of the Company and solely in such capacity, waives any claim it might have against the Company or any Subsidiary, whether arising out of this Agreement or otherwise. For purposes of clarification, the provisions of the previous sentence do not apply to any claim Sellers may have with respect to employee benefits, severance or wages. Sellers will cause each Seller, the Members of the Immediate Family of each Seller and any Person controlled by any Seller to repay, in full, prior to the First Tranche Closing, all indebtedness owed to the Company or any Subsidiary by such Person.

     6.2 Conditions. Sellers will use commercially reasonable efforts to cause the conditions set forth in Section 8.1 to be satisfied in any event prior to the First Tranche Closing Date. Sellers and the Company will use commercially reasonable efforts to cause the conditions set forth in Section 8.3 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Second Tranche Closing Date.

     6.3 Consents and Authorizations; Regulatory Filings. The Company will use commercially reasonable efforts to obtain, or will cause each of its Subsidiaries to use commercially reasonable efforts to obtain, all Consents and Governmental Authorizations required for the consummation of the transactions contemplated by this Agreement or which could, if not obtained, materially adversely affect the conduct of the business of the Company or any Subsidiary as it is presently conducted, including those listed on Schedule 6.3 (the "Required Consents"). The Company will obtain all consents set forth on Schedule 6.3.

     6.4 No Sale. Prior to the Second Tranche Closing, no Seller will sell, pledge, transfer or otherwise place any Encumbrance on any Shares owned by such Seller.

     6.5 Nondisparagement. During the period that commences on the First Tranche Closing Date and ends on the first anniversary of the First Tranche Closing Date, no Seller will take any action, other than in the good faith performance of services (attest, non-attest or otherwise) in connection with the business of such Seller, that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company or any Subsidiary from maintaining the same business relationships with each of the

Company and the Subsidiaries after the First Tranche Closing as it maintained with each of the Company and the Subsidiaries prior to the First Tranche Closing.

     6.6 Non-Solicitation. During the period that commences on the First Tranche Closing Date and ends on the first anniversary of the Second Tranche Closing Date, each Seller agrees that neither it nor any of its subsidiaries will solicit to hire any employee of the Company or any Subsidiary; provided, however, that nothing in this Section 6.6 will prohibit any Seller or any of its Subsidiaries from hiring an individual who has approached such Seller or any of its Subsidiaries (x) on his or her own initiative and without encouragement or solicitation by such Seller or any of its subsidiaries, or (y) as a result of published advertisements or a general public solicitation. No Seller shall be in breach of this Section if those responsible for the solicitation or hiring of any such employee of the Company or any Subsidiary were not directly involved in the negotiation of this Agreement or otherwise had actual knowledge of the prohibition contained in this Section.

     6.7 Confidentiality.

     (a) Sellers will keep confidential and protect, and will not divulge, allow access to or use in any way, (i) Intellectual Property Rights, including product specifications, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, Software, database technologies, systems, structures, architectures and data (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), (ii) any and all information concerning the business and affairs (including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented, and (iii) any and all notes, analyses, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing ("Confidential Information") of the
Company  or  any  Subsidiary.   Sellers   acknowledge  that  such   Confidential
Information constitutes a unique and valuable asset of the Company or a Subsidiary and represents a substantial investment of time and expense by the Company or a Subsidiary, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Company or a Subsidiary would be wrongful and would cause irreparable harm to the Company or a Subsidiary. Each Seller will deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of such Confidential Information that are in the possession of such Seller. The foregoing obligations of confidentiality will not apply to any Confidential Information that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Sellers.

     (b) Sellers agree that the  provisions and  restrictions  contained in this
Section 6.7 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Company Common Stock, that this Section 6.7 has been specifically bargained for, that any violation or breach of such provisions and restrictions will result in irreparable injury to Buyer for which a remedy at Law would be inadequate and that, in addition to any relief at Law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer will be entitled to injunctive and other equitable relief restraining such violation or breach (without any requirement that Buyer provide any bond or other security).

     (c) In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, that Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.7. If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller will use commercially reasonable efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer designates.

     6.8 Deloitte Consulting Covenant Not to Compete. Deloitte Consulting agrees that for a period of five (5) years (the "Noncompete Period") after the First Tranche Closing Date neither Deloitte Consulting nor any of its subsidiaries will, for its own benefit or as an agent for another, engage in the Business in the United States. For purposes of this Section 6.8, "Business" means the business of primarily selling stand-alone mobile field service software to end-users of the type the Company sells as of the date hereof ("Business Software"). Nothing in this Section 6.8 shall preclude Deloitte Consulting or any of its subsidiaries during the Noncompete Period from: (i) selling or reselling Business Software in connection with the provision of other services;
(ii) engaging in any business which does not have all of the characteristics described in the preceding sentence; and (iii) directly or indirectly acquiring any Person which includes a business unit or entity in the Business, provided, that a majority of the revenue of such acquired Person is not attributable to the Business.

     6.9 Assignment of Confidentiality Agreements. Effective upon the First Tranche Closing, each Seller will assign to the Company all of such Seller's right, title and interest in and to any confidentiality agreements to which the Company may be a party pertaining to the confidentiality of information pertaining to the Company after the First Tranche Closing Date or the hiring of employees.

     6.10 Office Lease. The Company's rights and obligations under the Office Lease will be assigned to Deloitte Consulting or an affiliate of Deloitte Consulting prior to the First Tranche Closing Date. Buyer, Deloitte Consulting and the Company hereby agree that, pursuant to the terms of the letter agreement to be mutually agreed upon, for a period not to exceed ninety (90) days from the First Tranche Closing Date, Deloitte Consulting or its affiliates will license a portion of the office space covered by the Office Lease (the "Office Space") to the Company at a rate of twenty thousand dollars (US$20,000) per month. After the expiration of such ninety (90) day period, the Company may continue to license the Office Space on the same terms set forth in the letter agreement on a month to month basis for a period not to exceed three (3) additional months. In any event, the Company will provide thirty (30) days written notice to Deloitte Consulting or its affiliates of its intention to terminate the license.

                            VII. Agreements of Buyer

     Buyer agrees with Sellers that:

     7.1 Conditions. Buyer will use commercially reasonable efforts to cause the conditions set forth in Section 8.2 to be satisfied as soon as reasonably possible and in any event prior to the First Tranche Closing Date. Buyer will use commercially reasonable efforts to cause the conditions set forth in Section
8.4 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Second Tranche Closing Date.

     7.2 Regulatory Filings. Buyer will make or cause to be made all filings and submissions required by it under any Law applicable to Buyer required for the consummation of the transactions contemplated by this Agreement within a reasonable time, and in any event within the time required by such Law.

     7.3 Confidentiality.

     (a) Buyer will keep confidential and protect, and will not divulge, allow access to or use in any way, Confidential Information of Sellers. Buyer acknowledges that such Confidential Information constitutes a unique and valuable asset of Sellers and represents a substantial investment of time and expense by Sellers, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Subsidiary would be wrongful and would cause irreparable harm to Sellers. Buyer will deliver promptly to Sellers or destroy, at the request and option of Seller, all tangible embodiments (and all copies) of such Confidential Information that are in the possession of Buyer. The foregoing obligations of confidentiality will not apply to any Confidential Information that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Sellers.

     (b) Buyer agrees that the  provisions  and  restrictions  contained in this
Section 7.3 are necessary to protect the legitimate continuing interests of Sellers in selling the Company Common Stock, that this Section 7.3 has been specifically bargained for, that any violation or breach of such provisions and restrictions will result in irreparable injury to Sellers for which a remedy at Law would be inadequate and that, in addition to any relief at Law which may be available to Sellers for such violation or breach and regardless of any other provision contained in this Agreement, Sellers will be entitled to injunctive and other equitable relief restraining such violation or breach (without any requirement that Sellers provide any bond or other security).

     (c) In the event that Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, that Buyer will notify Sellers promptly of the request or requirement so that Sellers may seek an appropriate protective order or waive compliance with the provisions of this Section 7.3. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Buyer may disclose the Confidential Information to the tribunal; provided, however, that the Buyer will use its commercially reasonable efforts to obtain, at the request of Sellers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Sellers designate.

     7.4 Use of Deloitte Consulting's Name. Neither Buyer nor the Company nor any of their subsidiaries have any right, title or interest in or to the names "Deloitte," "Touche," "Deloitte Consulting" and "Deloitte & Touche" and any variant thereof. Buyer acknowledges that the "Deloitte Consulting" name may have been used to market and promote services of the Company to date and will be unavailable for that purpose after the First Tranche Closing Date. Buyer acknowledges that the inability to use such name for such purpose could negatively impact the business of the Company.

     On a case by case basis, Buyer may request the consent of Deloitte Consulting for the use of its name, which request shall include a description of the proposed use, the context in which it will appear and other relevant information.

     7.5 Special Meeting. Subject to the terms of conditions of this Agreement:

     (a) Buyer shall, in a manner acceptable to Sellers acting reasonably, call and hold the Special Meeting as soon as reasonably practicable, and in any event before ninety (90) days.

     (b) After having called the Special Meeting, Buyer shall not, without the prior written consent of Sellers (such consent not to be unreasonably withheld or delayed), adjourn, postpone or cancel the Special Meeting except as may be required to meet quorum requirements or to comply with Buyer's bylaws.

     7.6 Circular. Buyer shall, subject to the prior review and written approval of Sellers (such approval not to be unreasonably withheld or delayed), prepare the Circular (including supplements or amendments thereto) in accordance with applicable Law and cause the Circular (including supplements or amendments thereto) to be filed and distributed in accordance with applicable Law. The Company shall furnish to Buyer all information regarding itself, its subsidiaries and its directors, officers and shareholders as may reasonably be required to be included in the Circular pursuant to applicable law. Each of Buyer and the Company shall:

     (a) ensure that all information provided by it or on its behalf that is contained in the Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in the Circular and necessary to make any statement that it contains not misleading in light of the circumstances in which it is made; and

     (b) promptly notify the other if, at any time before the effective time of the Circular, it becomes aware that the Circular, any other document delivered to Buyer shareholders in connection with the Special Meeting contains a misrepresentation, an untrue statement of material fact, omits to state a material fact required to be stated in those documents that is necessary to make any statement it contains not misleading in light of the circumstances in which it is made or otherwise requires an amendment or a supplement to those documents.

     7.7 Board Recommendation. The board of directors of Buyer shall recommend to the Buyer's shareholders that they approve the transaction contemplated by this Agreement at the Special Meeting.

     7.8 Waiver of Conflict. Buyer for itself and, after the First Tranche Closing, for the Company, acknowledges that from time to time (i) Kramer Levin Naftalis & Frankel LLP has represented Deloitte Consulting and the Company and
(ii) Cooley Godward LLP has represented the Company. Buyer acknowledges that it has been advised of this representation and the implications of such representation, including, without limitation, the advantages and risks involved. From and after the First Tranche Closing, Buyer, for itself, and for the Company hereby waives any and all past or future, actual or potential conflicts of interest arising from or relating to such representations or any other past or future representations of any Seller or any of their affiliates by either of such firms.

     7.9 Reliance by the Buyer. Buyer acknowledges that it has relied solely upon the specific representations and warranties of the Sellers and the Company set forth in Article III and Article IV, and has not relied on any other information, including any projections which have been provided by either the Company or any Seller, except as such projections are contained within the specific representations and warranties set forth in Article III and Article IV.

     7.10 Indemnification and Directors' and Officers' Insurance. (c) From and after the First Tranche Closing Date, the Company will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company's Board of Directors prior to the First Tranche Closing Date) and any indemnification provisions under the Company's organizational documents as in effect immediately prior to the First Tranche Closing Date.

     (a) Effective upon the First Tranche Closing Date, the Company has obtained a two-year "tail" insurance policy for directors and officers liability with AIG, a copy of which has been provided to Sellers and the beneficiaries thereof. The premium payments for the "tail" insurance policy shall be paid by the Company before or as of the First Tranche Closing. Such "tail" insurance policy shall provide that no cancellation, modification, interruption or unavailability of benefits shall be effective until thirty (30) days after the receipt of written notice to the beneficiaries thereof.

     (b) The provisions of this Section 7.10 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. The Company will not, and Buyer will not permit the Company to, merge or consolidate with any other entity unless the Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 7.10. The Company and the Buyer shall take all actions necessary to maintain the "tail" insurance policy in full force and effect for its full term. Further, neither the Company nor the Buyer will otherwise take any action to cancel, modify, interrupt or otherwise make unavailable the benefits of the "tail" insurance policy referenced in
Section 7.10(a).

     7.11 Assistance Regarding Third Party Sale. Buyer agrees that it will, upon the reasonable request of any Seller use its commercially reasonable efforts to facilitate and assist such Seller in selling its Buyer Common Stock representing at least 5% of Buyer's outstanding common shares to a third party (a "Third Party Sale"). In particular, Buyer agrees that in connection with any proposed Third Party Sale it will provide reasonable access to its properties, books and records to the proposed purchaser of the Buyer Common Stock and make its officers available to discuss Buyer's affairs, finances and accounts with the proposed purchaser of the Buyer Common Stock, all at such reasonable times as may be requested by the Seller, but only to the extent that such proposed purchaser has executed a customary confidentiality agreement with Buyer covering the information and documents to be provided to the proposed purchaser.

     7.12 Foreign Private Issuer. Buyer shall use its commercially reasonable efforts to ensure that, for a period of two (2) years from the Second Tranche Closing Date, it will at all times qualify as a "foreign private issuer" as defined in Rule 3b-4 under the Exchange Act and will promptly notify the Sellers if at any time Buyer becomes aware that it no longer qualifies as a foreign private issuer.

     7.13 Registration Rights. If within one year following the date of this Agreement Buyer grants registration or similar rights to any Person holding Buyer Common Stock or securities convertible into Buyer Common Stock, then Buyer shall grant the same rights, subject to the same limitations, to Sellers, with respect to the shares of Buyer Common Stock issued in exchange for the First Tranche Shares and the Second Tranche Shares only. As of the date of this Agreement, there are no outstanding registration or similar rights with respect to any shares of Buyer Common Stock or any securities convertible into Buyer Common Stock.

     7.14 Registration Statement. Following the First Tranche Closing Date, Buyer will file a registration statement on Form S-8 with the SEC covering the shares underlying the Assumed Options and the shares of Buyer Common Stock issuable pursuant to the Amended Employment Agreements.

     7.15 Actions against Canaccord. Buyer shall take no action against Canaccord Capital Corporation ("Canaccord") that would give rise to a liability by Sellers to Canaccord pursuant to the certificate given by the Company to Canaccord in connection with the fairness opinion delivered by Canaccord in connection with the transactions contemplated in this Agreement. Buyer acknowledges that such certificate shall be deemed not to be a document delivered in connection with the transactions contemplated by or related to this Agreement and shall not be the basis of any rights or remedies of Buyer or its affiliates.

                          VIII. Conditions to Closings

     8.1 Conditions to Buyer's First Tranche Obligations. The obligation of Buyer to take the actions required to be taken by it at the First Tranche Closing is subject to the satisfaction or waiver, in whole or in part, in Buyer's sole discretion (but no such waiver will waive any rights or remedy otherwise available to Buyer), of each of the following conditions at or prior to the First Tranche Closing:

     (a) The representations and warranties set forth in Articles III and IV will be true and correct (without taking into account any supplemental disclosures after the date of this Agreement by Sellers or the Company or the discovery of information by Buyer);

     (b) Sellers and the Company will have performed and complied with each of their agreements contained in this Agreement in all material respects;

     (c) No Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of the transactions contemplated by this Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, (iii) seeking to prohibit direct or indirect ownership, combination or operation by Buyer of any portion of the business or assets of the Company or any Subsidiary, or to compel Buyer or any of its Subsidiaries or the Company or any Subsidiary to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Buyer or its Subsidiaries or of the Company or its Subsidiaries, as a result of the transactions contemplated by this Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by Buyer of, or to impose material limitations on the ability of Buyer to exercise full rights of ownership of, any of the Company Common Stock or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Buyer or the Company or any of their respective officers or directors;

     (d) No Person asserted or threatened that, other than as set forth in the Disclosure Schedule, such Person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, the Company or any Subsidiary or (ii) is entitled to all or any portion of the Cash Value Purchase Price or the Buyer Common Stock issued hereunder;

     (e) Company will have effectively assigned its obligations under the Office Lease to Deloitte Consulting or any affiliate, subject to letter agreement referenced in Section 6.10;

     (f) Neither the Company nor any Subsidiary has been, or has been threatened to be, materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by any Governmental Entity, flood, act of war, terrorism, civil disturbance or act of nature; and

     (g) Sellers and the Company will have provided Buyer with the deliveries required by Section 2.6(d)(i).

     8.2 Conditions to Sellers' First Tranche Obligations. The obligation of Sellers to take the actions required to be taken by them at the First Tranche Closing is subject to the satisfaction or waiver, in whole or in part, in Sellers' sole discretion (but no such waiver will waive any right or remedy otherwise available under this Agreement), of each of the following conditions at or prior to the First Tranche Closing:

     (a) The representations and warranties set forth in Article V will be true and correct;

     (b) Buyer will have performed and complied with each of its agreements contained in this Agreement in all material respects;

     (c) No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the First Tranche Closing or the Second Tranche Closing; and

     (d) Buyer has not been, nor has been threatened to be, materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by any Governmental Entity, flood, act of war, terrorism, civil disturbance or act of nature;

     (e) All rights of David Dingott to future payments of cash or equity pursuant to his employment agreement with the Company will have ceased or will have been terminated; and

     (f) Buyer  will have  provided  Sellers  with the  deliveries  required  by
Section 2.6(d)(ii).

     8.3 Conditions to Buyer's Second Tranche Obligations. The obligation of Buyer to take the actions required to be taken by it at the Second Tranche Closing (as to (a) and (c) below as to any particular Seller) is subject to the satisfaction or waiver, in whole or in part, in Buyer's sole discretion (but no such waiver will waive any rights or remedy otherwise available to Buyer), of each of the following conditions at or prior to the Second Tranche Closing:

     (a) The representations and warranties of such Seller set forth in Article III will be true and correct;

     (b) Buyer will have obtained the required approval of its shareholders to the transactions set forth in this Agreement, including the issuance of the Buyer Common Stock to the Sellers and the approval of the Line of Credit Agreement; and

     (c) Such Seller will have provided  Buyer with the  deliveries  required by
Section 2.6(e)(i).

     8.4 Conditions to Sellers' Second Tranche Obligations. The obligation of Sellers to take the actions required to be taken by them at the Second Tranche Closing is subject to the satisfaction or waiver, in whole or in part, in Sellers' sole discretion (but no such waiver will waive any rights or remedy otherwise available to Sellers), of each of the following conditions on or prior to the Second Tranche Closing:

     (a) The representations and warranties set forth in Article V will be true and correct; and

     (b) The transactions set forth in this Agreement, including the issuance of the Buyer Common Stock to be delivered to Sellers and the approval of the Line of Credit Agreement, will have been approved by the shareholders of Buyer as required by applicable law; and

     (c) Buyer  will have  provided  Sellers  with the  deliveries  required  by
Section 2.6(e)(ii).

                                IX. Termination

     9.1 Termination Prior to Second Tranche Closing. This Agreement may be terminated prior to the Second Tranche Closing:

     (a) by mutual written consent of Buyer and Seller; and

     (b) by either Buyer or Sellers if Buyer does not obtain approval of its shareholders to the transactions contemplated by this Agreement, including the issuance of the Buyer Common Stock and the approval of the Line of Credit Agreement.

Notwithstanding the inability or refusal of any Seller to sell its Second Tranche Shares, Buyer shall not have the right to terminate this Agreement with respect to any other Seller. Buyer is not waiving any of its rights with respect to any Seller that is unable or refuses to sell its or his Second Tranche Shares as required pursuant to this Agreement.

     9.2 Effect of Termination. The right of termination under Section 9.1 is in addition to any other rights Buyer or Sellers may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies and will not preclude an action for breach of this Agreement. If this Agreement is terminated, all continuing obligations of the parties under this Agreement will terminate except that Sections 6.7 and 7.3 (confidentiality),
11.1 (press releases), 11.2 (expenses), 11.12 (governing law), 11.14 (jurisdiction) and 11.15 (waiver of jury trial) will survive indefinitely unless sooner terminated or modified by the parties in writing.


                               X. Indemnification

     10.1 Indemnification by Sellers. The representations and warranties of the parties contained in this Agreement shall survive the First Tranche Closing Date and shall continue in full force and effect until the due date for filing Buyer's Quarterly Report on Form 10-Q with the SEC for the quarter ended June 30, 2004 (without regard to any extension of time granted by the SEC or otherwise available). Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 10 if notice of the breach thereof shall have been given to the party against whom such indemnity may be sought prior to the expiration of the survival period.

     (a) Subject to Section 10.1(b) and 10(c), each Seller agrees, severally and not jointly, to indemnify in full and hold harmless Buyer, each of the Company and the Subsidiaries (collectively, for purposes of this Article X only,
"Buyer") against any Loss arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of such Seller contained in Article III, or (ii) any breach or inaccuracy in the representations and warranties or agreements of the Company contained in Article IV or VI (collectively, "Buyer Losses").

     (b) In the case of Buyer Losses arising from, relating to or constituting any breach or inaccuracy in any of the representations and warranties of each Seller contained in Article III, each Seller will be liable to Buyer for Buyer Losses due to such Seller's breach or inaccuracy in the representations and warranties of such Seller in an amount not to exceed such Seller's pro rata portion of the Cash Value Purchase Price; provided that each Seller may satisfy its obligations pursuant to this Article X by delivering to Buyer such number of shares of Buyer Common Stock as have a value equal to such Seller's obligations hereunder determined in accordance with Section 10.1(f).

     (c) In the case of Buyer Losses other than those covered by Section 10.1(b), (i) each Seller will be liable to Buyer for such Seller's pro rata portion of such Buyer Losses only if the aggregate amount of all such Buyer Losses exceeds US$500,000 (the "Basket Amount"), in which case Sellers will be liable for the aggregate amount of all Buyers Losses, and (ii) each Seller will be liable to Buyer for such Seller's pro rata share of such Buyer Losses in an amount not to exceed such Seller's pro rata portion of fifteen percent (15%) of the Cash Value Purchase Price; provided that each Seller may satisfy its obligations pursuant to this Article X by delivering to Buyer such number of shares of Buyer Common Stock as have a value equal to such Seller's obligations hereunder determined in accordance with Section 10.1(f). The provisions of
Section 2.4 shall not be subject to the Basket Amount.

     (d) If Buyer has a claim for indemnification under this Section 10.1, Buyer will deliver to Sellers one or more written notices of Buyer Losses prior to the due date for filing of Buyer's Quarterly Report on Form 10-Q with the SEC for the quarter ended June 30, 2004 (without regard to any extension of time granted to Buyer by the SEC or otherwise available). Sellers will have no liability under this Section 10.1 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Buyer Losses to the extent then known by Buyer and the nature of the Buyer Loss for which indemnification is sought, and it may state the amount of the Buyer Loss claimed. If such written notice (or an amended notice) states the amount of the Buyer Loss claimed and Sellers notify Buyer that Sellers do not dispute the claim described in such notice or fails to notify Buyer within 10 business days after delivery of such notice by Buyer whether Sellers dispute the claim described in such notice, the Buyer Loss in the amount specified in Buyer's notice will be admitted by Sellers, and Sellers will pay the amount of such Buyer Loss to Buyer. If Sellers have timely disputed the liability of Sellers with respect to such claim, Sellers and Buyer will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of the Buyer Loss claimed, such omission will not preclude Buyer from recovering from Sellers the amount of the Buyer Loss with respect to the claim described in such notice if any such amount is promptly provided after it is determined. In order to assert its right to indemnification under this Article X, Buyer will not be required to provide any notice except as provided in this Section 10.1(d).

     (e) Sellers will pay the amount of any Buyer Loss to Buyer within ten (10) business days following the determination of Sellers' liability for and the amount of a Buyer Loss (whether such determination is made pursuant to the procedures set forth in this Section 10.1, by agreement between Buyer and Sellers, by arbitration award or by final adjudication).

     (f) For purposes of  determining  the value of the Buyer Common Stock under
Section 10.1(b) and 10.1(c), such Buyer Common Stock shall be deemed to have a value equal to the greater of (i) the volume weighted average price of Buyer Common Stock on the TSX for the ten trading days prior to date notice is given to Sellers that payment is due pursuant to this Article X or (ii) the Buyer Common Stock Price.

     (g) Any claim against Deloitte Consulting shall be offset and satisfied first by an amount equal to the number of Excess Shares, multiplied by the value of the Buyer Common Stock as determined in accordance with Section 10.1(f).

     10.2 Indemnification by Buyer.

     (a) Subject to Section 10.2(b), Buyer agrees to indemnify in full and hold harmless Sellers against any Loss, whether or not actually incurred prior to the date referred to in Section 10.2(c), arising from, relating to or constituting
(i) any breach or inaccuracy in any of the representations and warranties of Buyer contained in this Agreement or any closing certificate delivered by or on behalf of Buyer pursuant to this Agreement (any such breach or inaccuracy to be determined without regard to any qualification as to "materiality," "in all material respects" or similar qualifications) or (ii) any breach of any of the agreements of Buyer contained in this Agreement ("Sellers Losses").

     (b) Buyer will be liable to Sellers for Sellers Losses only if the aggregate amount of all Sellers Losses exceeds the Basket Amount, in which case Buyer will be liable for the aggregate amount of all Sellers Losses. Notwithstanding the preceding sentence or any other provision of this Article X to the contrary, Buyer will be liable to Sellers for Sellers Losses in an amount not to exceed fifteen percent (15%) of the Cash Value Purchase Price.

     (c) If Sellers have a claim for indemnification under this Section 10.2, Sellers will deliver to Buyer one or more written notices of Sellers Losses prior to the due date for filing of Buyer's Quarterly Report on Form 10-Q with the SEC for the quarter ended June 30, 2004 (without regard to any extension of time granted by the SEC). Buyer will have no liability under this Section 10.2 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Sellers Losses to the extent then known by Sellers and the nature of Sellers Loss for which indemnification is sought, and it may state the amount of Sellers Loss claimed. If such written notice (or an amended notice) states the amount of Sellers Loss claimed and Buyer notifies Sellers that Buyer does not dispute the claim described in such notice or fails to notify Sellers within 10 business days after delivery of such notice by Sellers whether Buyer disputes the claim described in such notice, Sellers Loss in the amount specified in Sellers' notice will be admitted by Buyer, and Buyer will pay the amount of such Sellers Loss to Sellers. If Buyer has timely disputed its liability with respect to such claim, Buyer and Sellers will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of Sellers Loss claimed, such omission will not preclude Sellers from recovering from Buyer the amount of Sellers Loss with respect to the claim described in such notice if any such amount is promptly provided once determined. In order to assert its right to indemnification under this Article X, Sellers will not be required to provide any notice except as provided in this Section 10.2(c).

     (d) Buyer will pay the amount of any Sellers Loss to Sellers within 10 days following the determination of Buyer's liability for and the amount of a Sellers Loss (whether such determination is made pursuant to the procedures set forth in this Section 10.2, by agreement between Sellers and Buyer, by arbitration award or by final adjudication).

     10.3 Indemnification Procedures.

     (a) In connection with any action brought by a third party for which indemnification is available pursuant to Section 10.1 or Section 10.2 (a "Third Party Action"), the Indemnified Party will give the Indemnifying Party prompt written notice of the commencement of a Third Party Action. The complaint or other papers pursuant to which the third party commenced such Third Party Action will be attached to such written notice. The failure to give prompt written notice will not affect any Indemnified Party's right to indemnification unless such failure has materially and adversely affected the Indemnified Party's ability to defend successfully such Third Party Action.

     (b) The Indemnifying Party will contest and defend any Third Party Action on behalf of any Indemnified Party if the Indemnified Party so requests the Indemnifying Party to defend the Third Party action in writing within twenty
(20) business days after the Indemnified Party's notice of such Third Party Action (but, in all events, at least five (5) business days prior to the date that a response to such Third Party Action is due to be filed). Such contest and defense will be conducted by attorneys retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of any such Third Party Action if it does not demonstrate to the reasonable satisfaction of the Indemnified Party that it has adequate financial resources to defend such claim and pay any and all Losses that may result therefrom, or if the claim (i) is reasonably likely to result in imprisonment of the Indemnified Party, (ii) is reasonably likely to result in an equitable remedy which would materially impair the Indemnified Party's ability to exercise its rights under this Agreement, or
(iii) names both the Indemnifying Party and the Indemnified Party (including impleaded parties) and representation of both parties by the same counsel would, based on the advice of counsel, create a conflict of interest. An Indemnified Party will be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party to the extent reasonably requested by the Indemnifying Party in the contest and defense of such Third Party Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of the Indemnified Party if relevant to the defense of such Third Party Action; provided, that such cooperation will not unduly disrupt the operations of the business of the Indemnified Party or cause the Indemnified Party to waive any statutory or common law privileges, breach of confidentiality obligations owed to third parties or otherwise cause any Confidential Information to such Indemnified Party to become public.

     (c) If any Indemnified Party does not request that the Indemnifying Party contest and defend a Third Party Action or if an Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent any interests of the Indemnified Party at any time after requesting the Indemnifying Party to do so, a Indemnified Party will be entitled to conduct its own defense and to be represented by attorneys of its own choosing all at such Indemnified Party's cost and expense. The Indemnifying Party will pay as incurred (no later than 25 days after presentation) the reasonable fees and expenses of the counsel retained by such Indemnified Party.

     (d) Neither an Indemnified Party nor an Indemnifying Party may concede, settle or compromise any Third Party Action without the consent of the other party, which consents will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Third Party Action seeks the issuance of an injunction, the specific election of an obligation or similar remedy or (ii) if the subject matter of a Third Party Action relates to the ongoing business of any Indemnified Party, which Third Party Action, if decided against any Indemnified Party, would materially adversely affect the ongoing business or reputation of any Indemnified Party, the Indemnified Party alone will be entitled to settle such Third Party Action in the first instance and, if the Indemnified Party does not settle such Third Party Action, the Indemnifying Party will then have the right to contest and defend (but not settle) such Third Party Action.

     (e) Buyer shall promptly notify Sellers in writing of the receipt by Buyer of notice of any Tax audit of or assessment against the Company or any Tax Affiliate which may affect Taxes for which Buyer would have the right to indemnification from Sellers pursuant to this Agreement ("Indemnified Taxes"). The failure of the Buyer to give prompt written notice will not affect the Buyer's right to indemnification for Indemnified Taxes unless such failure has materially and adversely affected the Sellers' ability to defend successfully the related Tax Contest (as defined below). Notwithstanding anything to the contrary contained in this Section 10.3, (i) the Sellers will control the contest and defense of, and make all decisions in connection with, any claim, audit, proceeding or suit (a "Tax Contest") relating to Indemnified Taxes so long as the amount of Taxes asserted to be due and payable by the Company or any Tax Affiliate in such Tax Contest does not exceed the amount for which Sellers may be liable to Buyer under this Article X, (ii) Buyer and Sellers will jointly control the contest and defense of, and make all decisions in connection with, any Tax Contest relating to Indemnified Taxes if the amount of Taxes asserted to be due and payable by the Company or any Tax Affiliate in such Tax Contest exceeds the amount for which Sellers may be liable to Buyer under this Article X and (iii) Buyer alone will have the sole right to control the contest and defense of, and make all decisions in connection with, any Tax Contest relating solely to Taxes other than Indemnified Taxes.

     10.4 Sole and Exclusive Remedy. Each party hereto acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, each party hereto waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action Buyer or the Company after the First Tranche Closing Date may have against any Seller, on the one hand, and any and all rights, claims and causes of action any Seller may have against Buyer or the Company after the First Tranche Closing Date on the other hand, arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise. Notwithstanding the foregoing, each party hereto agrees that the limitation on remedies described in the first sentence of this Section 10.4 and the waiver of rights, claims and causes of action described in the second sentence of this Section 10.4 shall not apply to the extent that the other party has engaged in fraud.

     10.5 Tax Adjustment. Any payment to Buyer under this Article X will be, for tax purposes, to the extent permitted by Law, an adjustment to the Cash Value Purchase Price.

                                  XI. General

     11.1 Press Releases and Announcements. Any public announcement, including any announcement to employees, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as the parties hereto mutually determine and approve. All parties will have the right to be present for any in-person announcement. Unless consented to by Buyer or required by Law, each party will keep, and will cause each of its Subsidiaries to keep, this Agreement and the transactions contemplated by this Agreement confidential. Buyer has consented to the issuance of a customary "tombstone" announcement by Decision Point International, LLC.

     11.2 Expenses. Except as otherwise expressly provided for in this Agreement, each party will each pay all expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not). Sellers agree that neither the Company nor any Subsidiary has borne or will bear any of Sellers' expenses in connection with the transactions contemplated by this Agreement. The Company will pay all of its Closing Expenses incurred, or reasonably anticipated to be incurred, in connection with the transactions contemplated by this Agreement prior to the First Tranche Closing Date.

     11.3 Further Assurances. On and after the First Tranche Closing Date, Sellers will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Buyer to carry out any of the provisions of this Agreement.

     11.4 Amendment and Waiver. This Agreement may not be amended, nor may any provision of this Agreement or any default, misrepresentation, or breach of warranty or agreement under this Agreement be waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

     11.5 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested),
(iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer and Sellers will, unless another address is specified in writing, be sent to the address indicated below:

         If to Buyer:

                  Infowave Software, Inc.
                  4664 Lougheed Highway, Suite 200
                  Burnaby, BC V5C 5T5
                  Attn:  Mr. George Reznick, CFO
                  Facsimile No.: (604) 473-3699

         With a copy to:

                  Dorsey & Whitney LLP
                  1420 Fifth Avenue, Suite 3400
                  Seattle, WA 98101
                  Attn:  Ms. Kimberley Anderson
                  Facsimile No: (206)
                  903-8820

         If to Sellers:

                  Deloitte & Touche USA LLP
                  1633 Broadway
                  New York, NY 10019
                  Attn:  Office of General Counsel
                  Facsimile No: (212) 492-4201

         With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attn: Mr. Thomas E. Molner
                  Facsimile No: (212) 715-8000

         With a copy to:

                  Mr. Randall Brouckman
                  11728 Saddle Crescent Circle
                  Oakton, VA 22124

         With a copy to:

                  Cooley Godward LLP
                  One Freedom Square
                  11951 Freedom Drive

                  Reston, VA 20190
                  Attn: Mr. Adam Salassi
                  Facsimile No: (703) 456-8100

     11.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer, so long as it remains responsible for the performance of all of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

     11.7 No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

     11.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.9 Complete Agreement. This Agreement contains the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.

     11.10  Sections  in  Disclosure  Schedule.   The  section  numbers  in  the
Disclosure Schedule correspond to the Section numbers in the Agreement; provided, however, that any information disclosed in the Disclosure Schedule under any section number will be deemed to be disclosed and incorporated into any other section number under this Agreement if the Buyer could reasonably determine that such disclosure would be appropriate.

     11.11 Signatures; Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

     11.12 GOVERNING LAW. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

     11.13 Specific Performance. Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of the Company and the Subsidiaries, is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

     11.14 Jurisdiction. Subject to the procedures governing purchase price adjustment in Article II, each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding. Each party appoints Corporation Service Company (the "Process Agent") as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served or (ii) to the party to be served in care of the Process Agent at the following address:
Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. Nothing in this Section 11.14 will affect the right of any party to serve legal process in any other manner permitted by or at equity.

     11.15 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.15.

     11.16   Construction.   The  parties  and  their  respective  counsel  have
participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word "including" means "including without limitation." The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the writing has been delivered.



                      [Signature pages immediately follow]

     IN WITNESS WHEREOF, Buyer and Sellers have executed this Stock Purchase Agreement as of the date first above written.

BUYER:                             SELLERS:

INFOWAVE SOFTWARE, INC.            DELOITTE CONSULTING L.P.

By:  -------------------------     By:  Deloitte Consulting (Holding Sub) LLC,
Name: ------------------------            its General Partner
Title: -----------------------
                                   By:  Deloitte Consulting LLP,
                                        Sole Member
COMPANY:
                                        By: ---------------------------
TELISPARK, INC.                         Name:  Thomas Friedman
                                        Title:     Principal
By: --------------------------
Name: ------------------------
Title: -----------------------     ----------------------------------------
                                   Randall Brouckman

                                   ----------------------------------------
                                   John Cleary

                                   ----------------------------------------
                                   Gary Avery

                                   ----------------------------------------
                                   Abraham Reifer

                                    Exhibit A

Seller                                    Number of shares of Buyer Common Stock
------                                    --------------------------------------

Deloitte Consulting L.P.                                31,641,848

Randall Brouckman                                        884,109

John Clearly                                             838,768

Gary Avery                                               838,768

Abraham Reifer                                           838,768

                                    Exhibit B

Seller                                    Number of shares of Buyer Common Stock
------                                    --------------------------------------

Deloitte Consulting L.P.                                5,426,432

Randall Brouckman                                         280,609

John Clearly                                              266,218

Gary Avery                                                266,218

Abraham Reifer                                            266,218

                                    Exhibit C


Restricted Stock Recipient                              Number of Shares
--------------------------                              ----------------

Randall Brouckman                                          3,224,491

Gary Avery                                                  436,110

Abraham Reifer                                              436,110

Lance Devin                                                 102,824

Andrea Fezuk                                                 49,355

Tod Weber                                                   180,971

                                    Exhibit D



                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:          INFOWAVE SOFTWARE, INC.

AND TO:      COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned: (a) acknowledges that the sale of the securities of Infowave Software, Inc. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that: (1) the undersigned is not an affiliate of the Company as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.



Dated:
       ----------------------              ------------------------------------
                                           Name of Seller


                                           By:
                                                  ------------------------------

                                           Name:
                                                  ------------------------------

                                           Title:
                                                  ------------------------------